Exhibit 4.32

BOTTLER’S AGREEMENT

THIS AGREEMENT, made and entered into with effect October 4, 2017, by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the state of Delaware, United States of America, with principal offices at One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313, United States of America (hereinafter the “Company”); and RIO DE JANEIRO REFRESCOS LTDA. established and existing according to the laws of Brazil, with principal offices at Rua André Rocha 2299, Jacarepaguá, Rio de Janeiro, Brazil (hereinafter  the “Bottler”).

WITNESSETH:

WHEREAS,

A.                   The Company is engaged in the manufacture and the sale of beverage bases, essences, and other ingredients and a beverage base concentrate (hereinafter referred to as the “Concentrate”), the formula for which is an industrial secret of the Company, from which a non-alcoholic beverage syrup or powder (hereinafter referred to as the “Syrup”) is prepared, and is also engaged in the manufacture and sale of the Syrup, which Concentrate or Syrup is used in the preparation of a non-alcoholic beverage product (hereinafter referred to as the “Beverage”) for sale in bottles and other containers and in other forms or manners;

B.                  The Company is the owner of the trademarks including “Coca-Cola” and “Coke” that distinguish the Concentrate, the Syrup, and the Beverage, the trade mark consisting of a Distinctive Bottle in various sizes in which the Beverage has been marketed for many years, the depict ion of the Distinctive Bottle, the Dynamic Ribbon device, and the intellectual property embodied in the distinctive trade dress, other design devices and packaging elements associated with the Concentrate, the Syrup and the Beverage (said trademarks ‘‘Coca-Cola”, “Coke”, the Distinctive Bottle, the depiction of the Distinctive Bottle, the Dynamic Ribbon dev ice, the intellectual property embodied in the distinctive trade dress, other design devices and packaging elements associated with the Concentrate, the Syrup and the Beverage, and any additional trademarks that the Company may adopt from time to time to distinguish the Concentrate, the Syrup and the Beverage being hereinafter referred to as the “Trade Marks”);

C.                       The Company has the exclusive right to prepare, package, distribute and sell the Beverage and the right to manufacture and sell the Concentrate and the Syrup in Brazil, among other countries;

D.                       The Company has designated and authorized certain third parties to supply the Concentrate to the Bottler (said third parties being hereinafter referred to as the “Authorized Suppliers”);

E.                         The Bottler has requested an authorization from the Company to use the Trade Marks in connection with the preparation, packaging, distribution and sale of the Beverage in and throughout a territory as defined and described in this Agreement;

F.                          The Company is willing to grant the requested authorization to the Bottler under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

I.                                        OBJECT OF THE AGREEMENT

1.                   The Company hereby authorizes the Bottler, and the Bottler undertakes, upon the following terms and conditions, to prepare and package the Beverage in such containers as may be approved by the Company in writing from time to time (hereinafter referred to as “Approved Containers”) and to distribute and sell the same under the Trade Marks, in and throughout, but only in and throughout, the following territory (hereinafter referred to as the “Territory”):

RIO DE JANEIRO

An area in the State of Minas Gerais, limited by a line that starts and includes the city of NANUQUE; from there, in a Southwest course, until the division of the State of Espírito Santo; from there, in a Southwest/South course, always surrounded by the line dividing the State of Espírito Santo, until finding and including the town of ESPERA FELIZ in the State of Minas Gerais; from there in a Southeast course, until finding the division of the States of Espírito Santo and Rio de Janeiro; from there, in a Southwest course, always surrounded by the division of the State of Rio de Janeiro, until finding and excluding the city of ALÉM PARAÍBA; from there, in a Southwest course up to and excluding the city of TERESÓPOLIS; from there, in a straight line, in a Southwest course, up to and excluding the city of PETRÓPOLIS; from there, in a straight line, in a Northwest course, until and including the city of AVELAR; from there, in a Southwest course, up to and including the town of PATI DO ALFERES; from there, in a Southwest course, up to and including the city of MIGUEL PEREIRA; from there, in a straight line in a Southwest course, up to and including the town of GOVERNADOR PORTELA; from there, in a straight line, in a Southwest course, up to and excluding the city of ENGENHEIRO PAULO DE FRONTIM; from there, in a straight line, in a Southwest course, until and including the town of SEROPÉDICA; from there, in a straight line, in a Southwest course, until and including the city of MANGARATIBA; from there, in a Southeast/East/Northeast course, always accompanying ALL OF THE COASTAL AREA of the States of RIO DE JANEIRO and ESPÍRITO SANTO, until finding the coastal dividing line of the States of Espírito Santo and Bahía; from there, in a Northwest course, following the dividing line of “the States of Espírito Santo and Bahía, until and including the city of NANUQUE, in the State of Minas Gerais, initial point of the official territory; the islands of PAQUETÁ, BROCOIÓ, POMBEBA, DAS COBRAS, FISCAL, DE VILLEGAIGNON, DO FUNDAO, DO GOVERNADOR and MOCANGUE GRANDE are included in this description.

RIBEIRÃO PRETO

An area in the State of São Paulo, bounded by a line beginning at and including the city of

IGARAPAVA; from there, in a straight line in a Southwest direction up to and including the city of MIGUELOPOLIS; from there, in a straight line, to the South, including the city of MORRO AGUDO; from there, in a straight line in a Southwest direction, up to and including the city of PITANGUEIRAS; from there, in a straight line in a Southwest direction, up to and including the city of JABUTICABAL; from there, in a straight line in a Southwest direction, up to and including the city of SANTA ERNESTINA; from there, in a straight line to the South, up to and including the city of DOBRADA; from there, in a straight line in a Southwest direction, up to and including the city of MATAO; from there, in a straight line, in a Southeast direction, up to and including the city of ARARAQUARA; from there, in a straight line in to the East, up to and including the city of SÃO CARLOS; from there, in a straight line to the East, up to and including the city of PIRASSUNUNGA; from there, in a straight line to the East, up to and including the city of ESPÍRITO SANTO DO PINHAL; from there, in a straight line to the East, up to and including the city of ALBERTINA; from there, in a straight line, in a Northeast direction, up to and including the city of SENADOR BENTO; from there, in a straight line in a Northeast direction, up to and including the city of SERRANIA; from there, in a straight line in a Northeast direction, up to and including the city of AREADO; from there, in a straight line in a Northeast direction, up to and including the city of CAMPO DO MEIO; from there, in a straight line, in a Northeast direction, up to and EXCLUIDNG the city of AGUANIL; from there, in a straight line, in a Northwest direction, up to and EXCLUING the city of CRISTAIS; From there, in a straight line in a Northwest direction, up to and including the city of PIMENTA; from there, in a straight line, in a Northwest direction, up to and EXCLUDING the city of DORESÓPOLIS; from there, in a straight line, in a Northwest direction, up to and EXCLUDING the city of MEDEIROS; from there, in a straight line towards the West, up to and including the city of JAGUARINHO; from there, in a straight line towards the West up to the city of IGARAPAVA, the starting point of this official territory.

2.                   The Company or Authorized Suppliers will sell and deliver to the Bottler such quantities of the Concentrate as may be ordered by the Bottler from time to time, provided that the Bottler will order, and the Company or Authorized Suppliers will sell and deliver to the Bottler, only such quantities of the Concentrate as may be necessary and sufficient to implement this Agreement. In this regard, the Bottler covenants and agrees to buy Concentrate only from the Company or Authorized Suppliers.

3.                   The Bottler will use the Concentrate exclusively for the preparation of the Syrup and the preparation and packaging of the Beverage as prescribed from time to time by the Company. The Bottler undertakes not to sell or resell the Concentrate or the Syrup, nor permit the same to fall into the hands of third parties, without the prior written consent of the Company.

4.                   The Company retains the sole and exclusive right at any time to determine the formula, composition or ingredients for the Concentrate, the Syrup and the Beverage.

5.                   Except as may be provided herein and for the term of this Agreement, the Company will refrain from selling or distributing, or from causing the sale or distribution of, the Beverage in the Territory in Approved Containers. The Company reserves the rights, however to prepare and package the Beverage in any container in the Territory for sale outside the Territory, and to prepare, package, distribute or sell, or authorize third parties to prepare, package, distribute or sell, the Beverage in the Territory in any container other than an Approved Container.

II.                               OBLIGATIONS OF THE BOTTLER RELATIVE TO THE MARKETING, PLANNING AND REPORTING

6.                                  The Bottler covenants and agrees with the Company:

(a)                             to make every effort and employ all practicable and approved means to promote, develop and exploit the full potential of the business of preparing, packaging, distributing, marketing and selling the Beverage throughout the Territory by creating, stimulating and expanding continuously the future demand for the Beverage and by satisfying fully and in all respects the current demand therefor;

(b)                             to prepare, package, distribute and sell such quantities of the Beverage as shall in all respects satisfy fully every demand for the Beverage within the Territory; however, with the prior written consent of the Company, the Bottler may purchase the Beverage in Approved Containers from parties designated in writing by the Company for resale by the Bottler within the Territory;

(c)                              to invest all the capital and to obtain and expend all the funds required for the organization, installation, operation, maintenance and replacement within the Territory of such manufacturing, warehousing, marketing, distribution, delivery, transportation and other facilities and equipment as shall be necessary for the Bottler to comply with its obligations under this Agreement;

(d)                             to provide competent and well-trained management and recruit, train, maintain and direct all personnel required, sufficient in every respect to perform all of the obligations of the Bottler under this Agreement;

(e)                              to deliver to the Company once in each calendar year a program or plan in writing acceptable to the Company as to form and substance and in accordance with the Bottler’s obligations under this Agreement, showing in detail the activities of the Bottler contemplated for the ensuing twelve-month period or such other period as the Company may prescribe, to prosecute such program or plan diligently, and to deliver to the Company upon its request written reports of the progress of the work in an acceptable form;

(f)                               to report to the Company accurate and current information on production, distribution and sales of the Beverage at such intervals, in such detail and in such form as may be requested by the Company; and

(g)                              to maintain accurate books, accounts and records and to provide to the Company such financial, accounting and other information as the Company may request to enable the Company to determine whether the Bottler is maintaining the consolidated financial capacity reasonably necessary to perform its obligations under this Agreement and in recognition of the Company’s interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of the bottling, distribution and sales system.

7.                                  The Bottler must, for its own account, budget and expend such funds for advertising, marketing and promoting the Beverage as may be reasonably required by the Company to create, stimulate and sustain the demand for the Beverage in the Territory, provided that the Bottler shall submit all advertising, marketing and promotional projects relating to the Trade Marks or the Beverage to the Company for its prior approval, and shall use, publish, maintain or distribute only such advertising, marketing or promotional material relating to the Trade Marks or the Beverage as the Company shall approve and authorize. The Company may agree from time to time and subject to such terms and conditions as it shall stipulate in each case to contribute financially to the Bottler’s marketing programs. The Company may also undertake, at its own expense and independently from the Bottler, any additional advertising or sales promotion activities in the Territory it deems useful or appropriate.

8.                                  (a) The Bottler recognizes that the Company has entered into or may enter into agreements similar to this Agreement with other parties outside the Territory and accepts the limitations such agreements may reasonably impose on the Bottler in the conduct of its business under this Agreement. The Bottler further agrees to conduct its business in such a manner so as to avoid conflicts with such other parties, and, in the event of disputes nevertheless arising with such other parties, to make every reasonable effort to settle them amicably.

(b) The Bottler will not oppose any additional actions the adoption of which are considered by the Company as necessary and justified in order to protect and improve the sales and distribution system for the Beverage, including, but not limited to; those actions which might be adopted concerning the supply of large and/or special customers whose field of activity transcends the boundaries of the Territory, even if such actions should limit the Bottler’s rights under this Agreement.

9.                                  The Bottler, recognizing the important benefit to itself and all the other parties referred to in Clause 8(a) above, of a uniform external appearance of the distribution and other equipment and materials used under this Agreement, agrees to accept and apply the standards adopted and issued from time to time by the Company for the design and decoration of trucks and other delivery vehicles, cases, cartons, coolers, vending machines and other materials and equipment used in the distribution and sale of the Beverage.

10.                           The Bottler acknowledges and agrees that the broadest possible direct distribution and sale of the Beverage to retail outlets and final consumers in the Territory is an essential element in satisfying fully the demand for the Beverage pursuant to this Agreement. Notwithstanding the recognized advantages of direct distribution, the Bottler shall be authorized to distribute and sell the Beverage to wholesalers in the Territory who sell only to retail outlets in the Territory. Any other methods of distribution shall be subject to the prior written consent of the Company.

11.                           (a) The Bottler shall prevent the sale or distribution in any manner whatsoever of the Beverage outside the Territory.

(b)                             In the event any of the Beverage prepared, packaged, distributed or sold by the Bottler is found in the territory of another authorized bottler or authorized distributor (hereinafter referred to as the “Injured Bottler”), then, in addition to all other remedies available to the Company:

(1)                     the Company may, in its sole discretion, cancel forthwith the approval for the container(s) of the type which were found in the Injured Bottler’s territory;

(2)                    the Company may charge the Bottler an amount of compensation for the Beverage found in the Injured Bottler’s territory, to include all lost profits, expenses and other costs incurred by the Company and the Injured Bottler; and

(3)                    the Company may purchase any of the Beverage prepared, packaged, distributed or sold by the Bottler which is found in the Injured Bottler’s territory, and the Bottler shall, in addition to any other obligation it may have under this Agreement, reimburse the Company for the Company’s cost of purchasing, transporting and/or destroying such Beverage.

(c)                              In the event the Beverage prepared, packaged, distributed or sold by the Bottler is found in the territory of an Injured Bottler, the Bottler shall make available to representatives of the Company all sales agreements and other records relating to the Beverage and assist the Company in all investigations relating to the sale and distribution of the Beverage outside the Territory.

(d)                             The Bottler shall immediately inform the Company if at any time any solicitation or offer to purchase the Beverage is made to the Bottler by a third party which the Bottler knows or has reason to believe or suspect would result in the Beverage being marketed, sold, resold, distributed or redistributed outside the Territory in breach of this Agreement.

III.                           OBLIGATIONS OF BOTTLER RELATIVE TO THE TRADE MARKS

12.                           The Bottler will at all times recognize the validity and ownership of the Trade Marks by the Company and will not at any time put in issue the validity and ownership of the Trade Marks.

13.                            Nothing herein shall give the Bottler any interest in the Trade Marks or the goodwill attaching thereto or in any label, design, container or other visual representations thereof, or used in connection therewith; and the Bottler acknowledges and agrees that all rights and interest created through such usage of the Trade Marks, labels, designs, containers or other visual representations shall inure to the benefit and be the property of the Company. The Company and the Bottler agree and understand the Bottler under this Agreement is obligated, to use said Trade Marks, labels, designs, containers or other visual representations thereof, in connection with the preparation, packaging, distribution and sale of the Beverage in Approved Containers without the payment of any fee; said use to be in such manner and with the result that all goodwill relating to the same shall accrue to the Company as the source and origin of such Beverage, and the Company shall be absolutely entitled to determine in every instance the manner of presentation and such other steps necessary or desirable to secure compliance with this Clause 13.

14.                            The Bottler shall not adopt or use any name, corporate name, trading name, title of establishment or other commercial designation which includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke”, or any of them, or any name that is confusingly similar to any of them, or any graphic or visual representation of the Trade Marks or any other trade mark or intellectual property owned by the Company, without the prior written consent of the Company.

15.                            The Bottler covenants and agrees during the term of this Agreement and in accordance with applicable laws:

(a)                     not to manufacture, prepare, package, distribute, sell, deal in or otherwise be concerned with any product associated with any trade dress or any container that is an imitation of a trade dress or container in which the Company claims a proprietary interest, or which is likely to be confused with or cause confusion or be perceived by consumers as confusingly similar to or be passed off as such trade dress or container;

(b)                     not to manufacture, prepare, package, distribute, sell, deal in or otherwise be concerned with any product associated with any trade mark or other designation which is an imitation or infringement of any of the Trade Marks or is likely to cause passing-off of any product which is intended to lead the public to believe that it originates with the Company because of the Bottler’s association with the business of manufacturing, preparing, packaging, distributing and selling the Beverage; without in any way limiting the generality of the foregoing, it is hereby expressly understood and stipulated that use of the word “Coca” or local language or phonetic equivalent in any form or fashion, or any word graphically or phonetically similar thereto or in imitation thereof, on any product other than that of the Company would constitute an infringement of the trade mark “Coca-Cola” or be likely to cause passing-off;

(c)                     not to manufacture, prepare, package, distribute, sell, deal in or otherwise be concerned with any non-alcoholic beverage products other than those prepared, packaged, distributed or sold by the Bottler under authority of the Company, unless prior written consent from the Company is obtained;

(d)                    not to use delivery vehicles, cases, cartons, coolers, vending machines and other equipment bearing the Trade Marks for the distribution and sale of any products which are not identified by the Trade Marks without the prior written consent of the Company;

(e)                     not to manufacture, prepare, package, distribute, sell, deal in or otherwise be concerned with any other concentrate, beverage base, syrup, or beverage which is likely to be confused with or passed off for the Concentrate, Syrup or Beverage;

(f)                      not to manufacture, prepare, package, distribute, sell, deal in or otherwise be concerned with (i) any beverage put out under the name “cola” (whether alone or in conjunction with any other word or words) or any phonetic rendering of such a word, or (ii) any beverage put out under the name “cola” or otherwise which is an imitation of the Concentrate, Syrup or Beverage or is likely to be substituted therefore during the term of this Agreement and, in recognition of the valuable rights granted by the Company to the Bottler pursuant to this Agreement, for an additional period of two years thereafter; and

(g)                     not to acquire or hold, directly or indirectly, any ownership interest in, or enter into any contract or arrangement with respect to the management or control of any person or legal entity, within or outside of the Territory, that engages in any of the activities prohibited under this Clause 15.

The covenants herein contained apply not only to the activities with which the Bottler may be directly concerned, but also to activities with which the Bottler may be indirectly concerned through ownership, control, management, partnership, agreement or otherwise, and whether located within or outside of the Territory.

16.                           It is understood and agreed between the parties that in the event that either:

(a)                             a third party which is in the opinion of the Company directly or indirectly through ownership, control, management or otherwise, concerned with the manufacture, preparation, packaging, distribution or sale of any product specified in Clause 15 hereof shall acquire or otherwise obtain control or any direct or indirect influence on the management of the Bottler; or

(b)                             any person, firm or company having majority ownership or direct or indirect control of the Bottler or who is directly or indirectly controlled either by the Bottler or by any third party which has control or any direct or indirect influence in the opinion of the Company on the management of the Bottler, shall engage in the preparation, packaging, distribution or sale of any products specified in Clause 15 hereof; then the Company shall have the right to terminate this Agreement forthwith without liability for damages unless the third party making such acquisition referred to in subclause (a) hereof or the person, firm or company referred to in subclause (b) hereof shall, on being notified in writing by the Company of its intention to terminate as aforesaid, agrees to discontinue, and shall in fact discontinue, the manufacture, preparation, packaging, distribution or sale of such product(s) within a reasonable period not exceeding six (6) months from the date of notification.

17                              (a) If the Company for the purposes of this Agreement should require that, in accordance with applicable laws governing the registration and licensing of intellectual property, the Bottler be recorded as a registered user or licensee of the Trade Marks, then, at the request of the Company, the Bottler will execute any and all documents necessary for the purpose of entering, varying or canceling the required filing or record.

(b) Should the public authority having jurisdiction refuse any application of the Company or the Bottler for filing or record of the Bottler as a registered user or licensee of any of the Trade Marks in respect of the Beverage, then the Company shall have the right to terminate this Agreement forthwith.

IV.                           OBLIGATIONS OF BOTTLER RELATIVE TO THE PREPARATION AND PACKAGING OF THE BEVERAGE

18.                           (a) The Bottler covenants and agrees to use only the Concentrate in preparing the Syrup and the Syrup only for preparing and packaging the Beverage, in strict adherence to and compliance with the written instructions issued to the Bottler from time to time by the Company. The Bottler further covenants and agrees that, in preparing, packaging and distributing the Beverage, the Bottler shall at all times conform to the standards, including quality, hygienic, environmental and otherwise, established in writing from time to time by the Company and comply with all applicable legal requirements.

(b) The Bottler, recognizing the importance of identifying the source of manufacture of the Beverage in the market, agrees to use identification codes on all packaging materials for the Beverage, including Approved Containers and non-returnable cases. The Bottler further agrees to install, maintain and use the necessary machinery and equipment required for the application of such identification codes. The Company shall provide the Bottler, from time to time, with necessary instructions in writing regarding the forms of the identification codes to be used by the Bottler in that connection, and the production and sales records to be maintained by the Bottler.

(c) In the event the Company determines or becomes aware of the existence of any quality or technical problems relating to the Beverage or Approved Containers in respect of the Beverage, the Company may require the Bottler to take all necessary action to recall all of the Beverage or withdraw immediately any such Beverage from the market or the trade, as the case may be. The Company shall notify the Bottler by telephone, fax, e-mail or any other form of immediate communication with written confirmed receipt, of the decision by the Company to require the Bottler to recall the Beverage or withdraw such Beverage from the market or trade, and the Bottler shall, upon receipt of such notice, immediately cease distribution of such Beverage and take such other actions as may be required by the Company in connection with the recall of the Beverage or withdrawal of such Beverage from the market or trade.

(d) In the event the Bottler determines or becomes aware of the existence of quality or technical problems relating to the Beverage or Approved Containers in respect of the Beverage, then the Bottler shall immediately notify the Company by telephone, fax, e-mail or any other form of immediate communication with written confirmed receipt. This notification shall include: (1) the identity and quantities of the Beverage involved, including the specific Approved Containers, (2) coding data and (3) all other relevant data that will assist in tracing such Beverage.

The Bottler shall permit the Company, its officers, agents or designees, at all times to enter and inspect the facilities, equipment and methods used by the Bottler, whether directly or incidentally, in or for the preparation, packaging, storage and handling of the Beverage to ascertain whether the Bottler is complying with the terms of this Agreement, including, but not limited to Clauses 18 and 22. The Bottler also agrees to provide the Company with all the information regarding Bottler’s compliance with the terms of this Agreement, including, but not limited to, Clauses 18 and 22, as the Company may request from time to time.

19.                           The Bottler shall submit to the Company, at the Bottler’s expense, samples of the Syrup, the Beverage and of materials used in the preparation of the Syrup and the Beverage, in accordance with instructions that the Company may give from time to time.

20.                           (a) In the packaging, distribution and sale of the Beverage, the Bottler shall use only such Approved Containers and closures, cases, cartons, labels and other packaging materials approved from time to time by the Company, and the Bottler shall purchase such items only from manufacturers who have been authorized in writing by the Company to manufacture the items to be used in connection with the Trade Marks and the Beverage. The Company shall use its best efforts to approve two or more manufacturers of such items, it being understood that said approved manufacturers may be located within or outside of the Territory.

(b) The Bottler shall inspect Approved Containers and closures, cases, labels and other packaging materials to be used in connection with the Beverage and shall use only those items which the Bottler has determined comply with both the standards established by applicable laws in the Territory and the standards and specifications prescribed by the Company. The Bottler shall assume independent responsibility in connection with the use of such Approved Containers, closures, cases, cartons, labels and other packaging materials which the Bottler has determined conform to such standards.

(c) The Bottler shall maintain at all times a sufficient stock of Approved Containers, closures, cases, cartons, labels and other packaging materials to satisfy fully the demand for the Beverage in the Territory.

21.                           (a) The Bottler recognizes that increases in the demand for the Beverage, as well as changes in the Approved Containers, may from time to time require modifications or other changes in respect of its existing manufacturing, packaging, delivery or vending equipment or require the purchase of additional manufacturing, packaging, delivery or vending equipment. The Bottler agrees to make such modifications to existing equipment and to purchase and install such additional equipment as necessary with sufficient lead time to enable the introduction of new Approved Containers and the preparation and packaging of the Beverage in accordance with the continuing obligations of the Bottler to develop, stimulate and satisfy fully every demand for the Beverage in the Territory.

(b) In the event the Bottler uses refillable Approved Containers in the preparation, packaging, distribution and sale of the Beverage, the Bottler agrees to invest the necessary capital and to appropriate and expend such funds as may be required from time to time to establish and maintain an adequate inventory of refillable Approved Containers. In order to ensure the continuing quality and appearance of said inventory of refillable Approved Containers, the Bottler further agrees to replace all or part of the inventory of refillable Approved Containers as may be reasonably necessary and in accordance with the obligations of the Bottler pursuant to this Agreement.

(c) The Bottler shall not use or permit the use of the Approved Containers, closures, cases, labels and other packaging materials referred to in this Agreement for any purpose, except in connection with the Beverage and shall not refill or otherwise reuse any non-refillable Approved Containers that have been previously used.

22.                           (a) The Bottler shall be solely responsible in carrying out its obligations herein for compliance with all laws, statutes, regulations, by-laws and other legal requirements issued by government or local authorities and applicable in the Territory and shall inform the Company forthwith of any provision thereof which would prevent or limit in any way strict compliance by the Bottler with its obligations herein.

(b)  Without limiting the generality of the foregoing, the Bottler covenants and agrees to comply at all times with (i) all anti-bribery, environmental, and health and safety laws, regulations and other legal requirements issued by government authorities and applicable in the Territory and (ii) the Company’s environmental management standards and programs as issued from time to time in writing.

V.                                   CONDITIONS OF PURCHASE AND SALE

23.                           (a) The Company reserves the right, by giving written notice to the Bottler, to establish and to revise from time to time and at any time, in its sole discretion, the price of the Concentrate, the Authorized Supplier, the supply point and alternate supply points for the Concentrate, the conditions of shipment and payment, and the currency or currencies acceptable to the Company or the Authorized Suppliers.

(b)                                    If the Bottler is unwilling to pay the revised price in respect of the Concentrate, then the Bottler shall so notify the Company in writing within thirty (30) days from receipt of the written notice from the Company revising the aforesaid price. In such event, this Agreement shall terminate automatically without liability by either party for damages three (3) calendar months after receipt of the Bottler’s notification.

(c)                                     Any failure on the part of the Bottler to notify the Company in respect of the revised price of the Concentrate pursuant to subclause (b) hereof shall be deemed to be acceptance by the Bottler of the revised price.

(d)                                    The Company reserves the right, to the extent permitted by the law applicable in the Territory, to establish and to revise, by giving written notice to the Bottler, maximum prices at which the Beverage in Approved Containers may be sold. It is recognized in this regard that the Bottler may sell the Beverage to wholesalers and retailers and authorize the retail sales of the Beverage at prices which are lower than the maximum prices. The Bottler shall not, however, increase the maximum prices established or revised by the Company at which the Beverage in Approved Containers may be sold to wholesalers and retailers nor authorize an increase in the maximum retail prices for the Beverage without the prior written consent of the Company.

(e)                                     The Bottler undertakes to collect from or charge to retail or wholesale outlets, as applicable, for each refillable Approved Container and each returnable case delivered to retail or wholesale outlets, such deposits as the Company may determine from time to time by giving written notice to the Bottler, and to make all reasonably diligent efforts to recover all empty refillable Approved Containers and cases and, upon recovery, to refund or to credit the deposits for said refillable Approved Containers and returnable cases returned undamaged and in good condition.

VI.                DURATION AND TERMINATION OF AGREEMENT

24.                   (a)                                  This Agreement shall expire, without notice, on October 4, 2022, unless it has been earlier terminated as provided herein. It is recognized and agreed between the parties hereto that the Bottler shall have no right to claim a tacit renewal of this Agreement.

(b)                                   If the Bottler has fully complied with all the terms, covenants, conditions and stipulations of this Agreement throughout its term, and the Bottler is capable of the continued promotion, development and exploitation of the full potential of the business of the preparation, packaging, distribution and sale of the Beverage, the Bottler may request an extension of this Agreement for an additional term of five (5) years. The Bottler may request such extension by giving written notice to the Company at least six (6) months but not more than twelve (12) months prior to the expiration date of this Agreement. The request by the Bottler for such extension shall be supported by such documentation as the Company may request, including documentation relating to the Bottler’s compliance with the performance obligations under this Agreement and supporting the continued capability of the Bottler to develop, stimulate and satisfy fully the demand for the Beverage within the Territory. If the Bottler has, in the sole discretion of the Company, satisfied the conditions for the extension of this Agreement, then the Company may, by written notice, agree to extend this Agreement for such additional term or such lesser period as the Company may determine.

(c)                                    At the expiration of any such additional term, this Agreement shall expire finally without further notice, and the Bottler shall have no right to claim a tacit renewal of this Agreement.

25.                   (a)                                  This Agreement may be terminated by the Company or the Bottler forthwith and without liability for damages by written notice given by the party entitled to terminate to the other party:

(1)                                           if the Company, the Authorized Suppliers or the Bottler cannot legally obtain foreign exchange to remit abroad in payment of imports of the Concentrate or the ingredients or materials necessary for the manufacture of the Concentrate, the Syrup or the Beverage; or

(2)                                           if any part of this Agreement ceases to be in conformity with the laws or regulations applicable in the Territory and, as a result thereof, or as a result of any other laws affecting this Agreement, any one of the material stipulations herein cannot be legally performed or the Syrup cannot be prepared, or the Beverage cannot be prepared or sold in accordance with the instructions issued by the Company pursuant to Clause 18 above, or if the Concentrate cannot be manufactured or sold in accordance with the Company’s formula or the standards prescribed by it.

(b)                     This Agreement may be terminated forthwith by the Company without liability for damages:

(1)                                                             if the Bottler becomes insolvent, or if a petition in bankruptcy is filed against or on behalf of the Bottler which is not stayed or dismissed within one hundred and twenty (120) days, or if the Bottler passes a resolution for winding up, or if a winding up or judicial management order is made against the Bottler, or if a receiver is appointed to manage the business of the Bottler, or if the Bottler enters into any judicial or voluntary scheme of composition with its creditors or concludes any similar arrangements with them or makes an assignment for the benefit of creditors; or

(2)                                                             in the event of the Bottler’s dissolution, nationalization or expropriation, or in the event of the confiscation of the production or distribution assets of the Bottler.

26.                   (a)                                  This Agreement may also be terminated by the Company or the Bottler without liability for damages if the other party fails to observe any one or more of the terms, covenants or conditions of this Agreement, and fails to remedy such default(s) within sixty (60) days after such party has been given written notice of such default(s).

(b)                                  In addition to all other remedies to which the Company may be entitled hereunder, if at any time the Bottler fails to follow the instructions or to maintain the standards prescribed by the Company or required by applicable laws in the Territory for the preparation and packaging of the Syrup or the Beverage, the Company shall have the right to prohibit the production of the Syrup or the Beverage until the default has been corrected to the Company’s satisfaction, and the Company may demand the suspension of distribution and delivery of the Beverage and further demand the recall or withdrawal from the market or trade, at the Bottler’s expense, of the Beverage not in conformity with or not manufactured in conformity with such instructions, standards or requirements, and the Bottler shall promptly comply with such prohibition or demand. During the period of such prohibition of production, the Company shall be entitled to suspend deliveries of the Concentrate to the Bottler and to supply the Beverage or to arrange for others to supply the Beverage in the Territory. No prohibition or demand shall be deemed a waiver of the rights of the Company to terminate this Agreement pursuant to this Clause 26.

27.                   Upon the expiration or earlier termination of this Agreement:

(a)                     the Bottler shall not thereafter prepare, package, distribute, or sell the Beverage or make any use of the Trade Marks, Approved Containers, closures, cases, cartons, labels, other packaging material or advertising, marketing or promotional material used, or which are intended for use by the Bottler solely in connection with the preparation, packaging, distribution and sale of the Beverage;

(b)                     the Bottler shall forthwith eliminate all references to the Company, the Beverage and the Trade Marks from the premises, delivery vehicles, vending machines, coolers and other equipment of the Bottler and from all business stationery and all written, graphic, electromagnetic, digital or other advertising, marketing or promotional material used or maintained by the Bottler, and the Bottler shall not thereafter hold forth in any manner whatsoever that the Bottler has any connection with the Company, the Beverage or the Trade Marks;

(c)                      the Bottler shall forthwith deliver to the Company or a third party, in accordance with such instructions as the Company shall give, all of the Concentrate, Beverage in Approved Containers, usable Approved Containers bearing the Trade Marks or any of them, closures, cases, labels and other packaging materials bearing the Trade Marks and advertising material for the Beverage still in the Bottler’s possession or under its control, and the Company shall, upon delivery thereof pursuant to such instructions, pay to the Bottler a sum equal to the reasonable market value of such supplies or materials, provided that the Company will accept and pay for only such supplies or materials as are in first-class and usable condition; and provided further that all Approved Containers, closures, cases, cartons, labels and other packaging materials and advertising materials bearing the name of the Bottler and any such supplies and materials which are unfit for use according to the Company’s standards shall be destroyed by the Bottler without cost to the Company; and provided further that, if this Agreement is terminated in accordance with the provisions of Clauses 16, 23(b), 25(a), 26 or 28 or as a result of any of the contingencies provided in Clause 31 (including termination by operation of law), or if the Agreement is terminated by the Bottler for any reason other than in accordance with or as a result of the operation of Clauses 23(b) or 26, the Company shall have the option, but no obligation, to purchase from the Bottler the supplies and materials referred to above; and

(d)                     all rights and obligations hereunder, whether specifically set out or whether accrued or accruing by use, conductor otherwise, shall expire, cease and end, excepting all provisions concerning the obligations of the Bottler as set forth in Clauses 11 (b)(2) and (b)(3) and 12, 13, 14, 15(t), 17(a), 27, 32, 33, 34(a), 34(c) and 34(d), all of which shall continue in full force and effect, provided always that this provision shall not affect any rights the Company may have against the Bottler in respect of any claim for nonpayment of any debt or account owed by the Bottler to the Company or its Authorized Suppliers.

VII. OWNERSHIP AND CONTROL OF THE BOTTLER

28.                   It is recognized and acknowledged between the parties hereto that the Company has a vested and legitimate interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of the Company’s international bottling, distribution and sales system. It is further recognized and acknowledged between the parties hereto that this

Agreement has been entered into by the Company intuitu personae and in reliance upon the identity, character and integrity of the owners, controlling parties and managers of the Bottler, and the Bottler warrants having made to the Company prior to the execution hereof a full and complete disclosure of the owners and of any third parties having a right to, or power of, control or management of the Bottler. It is therefore agreed between the parties hereto that notwithstanding the provisions of Clause 16 or any other provision of this Clause 28 in the event of any change, due to any cause, of the real persons or legal entities having direct or indirect ownership or control of the Bottler, including any changes of the share owner composition of such entities, the Company, in its sole discretion, may terminate this Agreement forthwith and without liability for damages. The Bottler, therefore, covenants and agrees:

(a)                     not to assign, transfer, pledge or in any way encumber this Agreement or any interest herein or rights hereunder, in whole or in part, to any third party or parties without the prior written consent of the Company;

(b)                     not to delegate performance of this Agreement, in whole or in part, to any third party or parties without the prior written consent of the Company;

(c)                      to notify the Company promptly in the event of or upon obtaining knowledge of any third-party action which mayor will result in any change in the ownership or control of the Bottler;

(d)                     to make available from time to time and at the request of the Company complete records of current ownership of the Bottler and full information concerning any third party or parties by whom it is controlled, directly or indirectly;

(e)                      to the extent the Bottler has any legal control over changes in the ownership or control of the Bottler, not to initiate or implement, consent to or acquiesce in any such change without the prior written consent of the Company; and

(f)                       if the Bottler is organized as a partnership, not to change the composition of such partnership by the inclusion of any new partners or the release of existing partners without the prior written consent of the Company.

In addition to the foregoing provisions of this Clause 28, if a proposed change in ownership or control of the Bottler involves a direct or indirect transfer to or acquisition of ownership or control of the Bottler, in whole or in part, by a person or entity authorized by the Company to manufacture, sell, distribute or otherwise deal in any beverage products and/or any trademarks of the Company (the “Acquiror Bottler”), the Company may request any and all information it considers relevant from both the Bottler and the Acquiror Bottler in order to make its determination  as to whether to consent to such change. In any such circumstances, the parties hereto, recognizing and acknowledging the vested and legitimate interest of the Company in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of the Company’s international bottling, distribution and sales system, expressly agree that the Company may consider all and any factors, and apply any criteria that it considers relevant in making such determination.

It is further recognized and agreed between the parties hereto that the Company, in its sole discretion, may withhold consent to any proposed change in ownership or other transaction contemplated in this Clause 28, or may consent subject to such conditions as the Company, in its sole discretion, may determine. The parties hereto expressly stipulate and agree that any violation by the Bottler of the foregoing covenants contained  in this Clause 28 shall entitle the Company to terminate this Agreement forthwith without liability for damages; and, furthermore, in view of the personal nature of this Agreement, that the Company shall have the right to terminate this Agreement without liability for damages if any other third party or parties should obtain any direct or indirect interest in the ownership or control of the Bottler, even when the Bottler had no means to prevent such a change, if, in the opinion of the Company, such change either enables such third party or parties to exercise any influence over the management of the Bottler or materially alters the ability of the Bottler to comply fully with the terms, obligations and conditions of this Agreement.

29.                   The Bottler shall, prior to the issue, offer, sale, transfer, trade or exchange of any of its shares of stock or other evidence of ownership, its bonds, debentures or other evidence of indebtedness, or the promotion of the sale of the above, or stimulation or solicitation of the purchase or an offer to sell thereof, obtain the written consent of the Company whenever the Bottler uses in this connection the name of the Company or the Trade Marks or any description of the business relationship with the Company in any prospectus, advertisement or other sales efforts. The Bottler shall not use the name of the Company or the Trade Marks or any description of the business relationship with the Company in any prospectus or advertisement used in connection with the Bottler’s acquisition of any shares or other evidence of ownership in a third party without the Company’s prior written consent.

VIII. GENERAL PROVISIONS

30.                   The Company may assign any of its rights and delegate all or any of its duties or obligations under this Agreement to one or more of its subsidiaries or related companies provided, however, that any such delegation shall not relieve the Company from any of its contractual obligations under this Agreement. In addition, the Company, in its sole discretion, may through written notice to the Bottler appoint a third party as its representative to ensure that the Bottler carries out its obligations under this Agreement, with full powers to oversee the Bottler’s performance and to require from the Bottler its compliance with all the terms and conditions of this Agreement.

31.                  Neither the Company nor the Bottler shall be liable for failure to perform any of their respective obligations hereunder when such failure is caused by or results from:

(a)                    strike, blacklisting, boycott or sanctions imposed by a sovereign nation or supranational organization of sovereign nations, however incurred; or

(b)                    act of God, force majeure, public enemies, authority of law and/or legislative or administrative measures (including the withdrawal of any government authorization required by any of the parties to carry out the terms of this Agreement), embargo, quarantine, riot, insurrection, a declared or undeclared war, state of war or belligerency or hazard or danger incident thereto; or

(c)                     any other cause whatsoever beyond their respective control.

In the event the Bottler is unable to perform its obligations as a consequence of any of the contingencies set forth in this Clause 31, and for the duration of such inability, the Company and Authorized Suppliers shall be relieved of their respective obligations under Clauses 2 and 5; and provided that, if any such failure by either party shall persist for a period of six (6) months or more, either party hereto may terminate this Agreement without liability for damages.

32                               (a) The Company reserves the sole and exclusive right to institute any civil, administrative or criminal proceedings or actions, and generally to take or seek any available legal remedy it deems desirable, for the protection of its reputation, Trade Marks, and other intellectual property rights, as well as for the protection of the Concentrate, the Syrup and the Beverage, and to defend any action affecting these matters. At the request of the Company, the Bottler will render assistance in any such action. The Bottler shall not have any claim against the Company as a result of such proceedings or action or for any failure to institute or defend such proceedings or action. The Bottler shall promptly notify the Company of any litigation or proceedings instituted or threatened affecting these matters. The Bottler shall not institute any legal or administrative proceedings against any third party which may affect the interests of the Company without the prior written consent of the Company.

(b) The Company has the sole and exclusive right and responsibility to initiate and defend all proceedings and actions relating to the Trade Marks. The Company may initiate or defend any such proceedings or actions in its own name or require the Bottler to institute or defend such proceedings or actions either in its own name or in the joint names of the Bottler and the Company.

33.                            (a) The Bottler agrees to consult with the Company on all product liability claims, proceedings or actions brought against the Bottler in connection with the Beverage or Approved Containers and to take such action with respect to the defense of any such claim or lawsuit as the Company may reasonably request in order to protect the interests of the Company in the Beverage, the Approved Containers or the goodwill associated with the Trade Marks.

(b) The Bottler shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors and employees from and against all costs, expenses, damages, claims, obligations and liabilities whatsoever arising from facts or circumstances not attributable to the Company including, but not limited to, all costs and expenses incurred in settling or compromising any of the same arising out of the preparation, packaging, distribution, sale or promotion of the Beverage by the Bottler, including, but not limited to, all costs arising out of the acts or defaults, whether negligent or not, of the Bottler, the Bottler’s distributors, suppliers and wholesalers.

(c) The Bottler shall obtain and maintain a policy of insurance with insurance carriers satisfactory to the Company giving full and comprehensive coverage both as to amount and risks covered in respect of matters referred to in subclause (b) above (including the indemnity contained therein) and shall on request produce evidence satisfactory to the Company of the existence of such insurance. Compliance with this Clause 33(c) shall not limit or relieve the Bottler from its obligations under Clause 33(b) hereof.

34.                              The Bottler covenants and agrees:

(a)                    that it will make no representations or disclosures to public or government authorities or to any other third party, relating to the Concentrate, the Syrup or the Beverage without the prior written consent of the Company;

(b)                    in the event that the Bottler is publicly listed or traded, it will disclose to the Company any financial or other information relating to the performance or prospects of the Bottler at the same time as the Bottler is required to disclose such information pursuant to the regulations of the stock exchange or the securities or corporations law applicable to the Bottler;

(c)                     that it will at all times, both during the continuance and after termination of this Agreement, keep strictly confidential all secret and confidential information including, without limiting the generality of the foregoing, mixing instructions and techniques, sales, marketing and distribution information, projects and plans, relating to the subject matter of this Agreement, which the Bottler may receive from the Company, or in any other manner, and to ensure that such information shall be made known only to those officers, directors and employees bound by reasonable provisions incorporating the secrecy obligations set out in this Clause; and

(d)                    that upon the expiration or earlier termination of this Agreement, it will forthwith hand over to the Company or to whomever the Company may direct all written or graphic, electromagnetic, computerized, digital or other materials comprising or containing any information subject to the obligation of confidentiality hereunder.

35.                  The Company and the Bottler recognize that incidents may arise which can threaten the reputation and business of the Bottler and/or negatively affect the good name, reputation and image of the Company and the Trade Marks. In order to address such incidents, including but not limited to any questions of quality of the Beverage that may occur, the Bottler will designate and organize an incident management team and inform the Company of the members of such team. The Bottler further agrees to cooperate fully with the Company and such third parties as the Company may designate and coordinate all efforts to address and resolve an y such incident consistent with procedures for crisis management that may be issued to the Bottler by the Company from time to time.

36.                  In the event of any provisions of this Agreement being or becoming legally ineffective or invalid, the validity or effect of the remaining provisions of this Agreement shall not be affected; provided that the invalidity or ineffectiveness of the said provisions shall not prevent or unduly hamper performance hereunder or prejudice the ownership or validity of the Trade Marks. The right to terminate in accordance with Clause 25(a)(2) is not affected hereby.

37.                  (a) As to all matters and things herein mentioned, this Agreement, as may be amended or supplemented in writing from time to time, shall constitute the only agreement between the Company and the Bottler. All prior agreements of any kind whatsoever between the parties relating to the subject matter are cancelled hereby, save to the extent that the same may comprise agreements and other documents within the provisions of Clause 17(a) hereof; provided, however, that any written representations made by the Bottler upon which the Company relied in entering into this Agreement shall remain binding upon the Bottler.

(b)                    Any waiver or modification of, or alteration or addition to, this Agreement or any of its provisions, shall not be binding upon the Company or the Bottler unless same shall be executed by duly authorized representatives of the Company and the Bottler.

(c)                     All written notices given pursuant to this Agreement shall be by courier, telefax, hand or registered (air) mail and shall be deemed to be given on the date such notice is dispatched, such hand delivery is affected, or such registered letter is mailed. Such written notices shall be addressed to the last known address of the party concerned. Each party shall promptly advise the other party of any change in its address.

Company:

THE COCA-COLA COMPANY

One Coca-Cola Plaza, N.W.

Atlanta, Georgia 30313

United States of America

Bottler:

RIO DE JANEIRO REFRESCOS LTDA.

Rua André Rocha N° 2299, Jacarepaguá

Rio de Janeiro, Brasil

38.                  Failure of the Company to exercise promptly any right herein granted, or to require strict performance of any obligation undertaken herein by the Bottler, shall not be deemed to be a waiver of such right or of the right to demand subsequent performance of any and all obligations herein undertaken by the Bottler.

39.                  The Bottler is an independent contractor and is not an agent of, or a partner or joint venturer with, the Company. The Bottler agrees that it will neither represent, nor allow itself to be held out as an agent of, or partner or joint venturer with the Company.

40.                  The headings herein are solely for the convenience of the parties and shall not affect the interpretation of this Agreement.

41.                  This Agreement shall be interpreted, construed and governed by and in accordance with the laws of Brazil, without giving effect to any applicable principles of choice or conflict of laws.

IN WITNESS WHEREOF, the Company at Atlanta, Georgia, United States of America, and the Bottler in Brazil have caused these documents to be executed in triplicate by the duly authorized person or persons in their behalf on the dates indicated below.

THE COCA-COLA COMPANY		RIO DE JANEIRO REFRESCOS LTDA.

By:		By:
	Authorized Representative		Authorized Representative

Date:		Date:

BOTTLER’S AGREEMENT FOR OTHER BEVERAGES

THIS AGREEMENT, made and entered into with effect October 4, 2017, by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the state of Delaware, United States of America, with principal offices at One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313, United States of America (hereinafter the “Company”); and RIO DE JANEIRO REFRESCOS LTDA. established and existing according to the laws of Brazil, with principal offices at Rua André Rocha 2299, Jacarepaguá, Rio de Janeiro, Brazil (hereinafter  the “Bottler”).

WHEREAS:

A.                                The Company is engaged in the manufacture and sale of beverage bases, essences and other ingredients (hereinafter referred to as the “Beverage Bases”), the formulae for which are industrial secrets of the Company and from which are manufactured non-alcoholic beverage syrups and powders (hereinafter referred to as the “Syrups”). These Beverage Bases and Syrups are used in the preparation of non-alcoholic beverage products. The Company is also engaged in the manufacture and sale of the Syrups and has the right to engage in producing and selling other nonalcoholic beverage products, all of which are identified under the trademarks set forth in Exhibit 1 (the beverage products described above are hereinafter collectively referred to as the “Beverages”). These Beverages are produced for sale in bottles and other containers and in other forms and manners;

B.                              The Company is the owner of the trademarks which are listed in Exhibit 1 attached hereto and which distinguish the Beverage Bases, the Syrups and the Beverages, and such other related intellectual property embodied in the distinctive trade dress and other design devices and packaging elements associated with the Beverage Bases, the Syrups and the Beverages and any additional trademarks that the Company may adopt from time to time to distinguish the Beverage Bases, the Syrups and the Beverages (hereinafter referred to as the “Trade Marks”);

C.                              The Company has the exclusive right to prepare, package, distribute and sell the Beverages and the right to manufacture and sell the Beverage Bases and the Syrups in Brazil, among other countries;

D.                              The parties hereto are also parties to a n agreement dated October 4, 2017, and which expires on October 4, 2022, (hereinafter referred to as the “Bottler’s Agreement for Coca-Cola”), pursuant to which the Bottler is authorized to prepare and package the Beverage Coca-Cola for sale and distribution in and throughout the Territory therein defined and described; and

E.                               The Bottler seeks an authorization from the Company to prepare and package the Beverages and to distribute and sell the same under the Trade Marks in and throughout the Territory (as defined and described in the Bottler’s Agreement for Coca-Cola).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, upon the terms and conditions set forth in the Bottler’s Agreement for Coca-Cola, to prepare and package the Beverages and to distribute and sell the same under the Trade Marks, in and throughout the Territory, and the terms and conditions, duties and obligations set forth in the Bottler’s Agreement for Coca-Cola are incorporated herein by reference as though set forth in haec verba; provided that (a) wherever the terms “Coca-Cola” and “Coke” appear in said Bottler’s Agreement for Coca-Cola the Trade Marks shall be substituted therefor, (b) wherever the term “Concentrate” appears in said Bottler’s Agreement for Coca-Cola the term “Beverage Bases” shall be substituted therefor, and (c) this Agreement shall automatically terminate  upon the expiration or earlier termination of the Bottler’s Agreement for Coca-Cola.

IN WITNESS WHEREOF, the Company in Atlanta, Georgia, United States of America, and the Bottler in Brazil, have caused these presents to be executed in tri plicate by the duly authorized person or persons in their behalf on the dates indicated below.

THE COCA-COLA COMPANY		RIO DE JANEIRO REFRESCOS LTDA.

By:		By:
	Authorized Representative		Authorized Representative

Date:		Date:

EXHIBIT 1

To the Bottler’s Agreement for Other Beverages

Effective October 4, 2017

Trade Marks:

COCA-COLA LIGHT

COCA-COLA STEVIA

COCA-COLA ZERO

FANTA

FANTAZERO

KUAT

KUATZERO

SPRITEZERO

SPRITE

The Company hereby authorizes the Bottler to assign the production rights for the products identified by the trademarks listed below, to Leão Alimentos e Bebidas Ltda. This assignment shall be recognized and accepted by the Company in writing and shall establish that, once the transfer is made, the Bottler may only withdraw it by prior written approval by the Company.

The transfer, by the Bottler, of the production rights of the trademarks listed below, shall be made in its entirety and the Bottler will not be entitled to the production of the Beverages, and the Company, hereby releases the Bottler of any and all obligations under the Bottler Agreement for Coca-Cola in relation to the subject matter of the assignment. Additionally, the assignment should include an authorization for Leão Alimentos e Bebidas Ltda. by written consent of the Company, to hire third parties for the production and/or packaging of Beverages.

In addition to the provisions of Clauses 25 and 26 of the Bottler Agreement for Coca-Cola, this agreement may be terminated by the Company, without liability for loss and damage, if the Company, at its sole discretion, determines that the Bottler has not reached the performance objectives for the Beverages, set in the annual plan provided for in Clause 6(e) of the Bottler Agreement for Coca-Cola.

If this agreement is terminated as a result of the above paragraph, the Bottler Agreement for Coca-Cola its additions and related agreements and authorizations shall automatically be terminated.

DEL VALLE

I9

KAPO

POWERADE

POWERADEZERO

LEÃO BOTTLER’S AGREEMENT

This Agreement, made and entered into with effect October 4, 2017, by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the state of Delaware, United States of America, with principal offices at One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313, United States of America (hereinafter “TCCC”); COCA-COLA INDUSTRIAS LTDA., a company  organized and existing under the laws of the Federal Republic of Brazil, with offices at Playa de Botafogo, n° 374, piso 12, parte, in the city of Río de Janeiro, state of Río de Janeiro, registered in the CNPJ/MF under No. 45.997.418/0001-53, represented herein according to its bylaws (hereinafter “CCIL”); TRANSPORTADORA MC LTDA, a company  organized and existing under the laws of the Federal Republic of Brazil, with offices at Rodovia BR 262, Km 02, Anel Rodoviário, n° 2233, prédio “A”, in the city of Belo Horizonte, state of Minas Gerais, registered in the CNPJ under No. 23.161.045/0001-43  represented herein according to its bylaws (hereinafter “TMC”). Hereinafter TCCC, CCIL and TMC, jointly referred to as the “Owners of the Trade Marks”; and RIO DE JANEIRO REFRESCOS LTDA. A company established and existing according to the laws of Brazil, with principal offices at Rua André Rocha 2299, Jacarepaguá, Rio de Janeiro, Brazil (hereinafter the “Bottler”).

WHEREAS,

A.                                   TCCC and CCIL are engaged in the manufacture and the sale of Beverage bases, essences, and other ingredients (hereinafter referred to as the “Beverage Bases”), the formulas for which are an industrial secret of TCCC and CCIL, from which a non-alcoholic beverage syrup or powder (hereinafter referred to as the “Syrup”) is prepared, and are also engaged in the manufacture and sale of the Syrup, which Beverage Bases or Syrup are used in the preparation of a non-alcoholic beverage product identified under the trade marks FUZE, LEÃO and MATTE LEÃO (hereinafter referred to as the “Beverages”) for sale in bottles and other containers and in other forms or manners;

B.                                   TMC, as member of the Coca-Cola group and controlled by CCIL, is the current Owner of the mixed and figurative trademarks, FUZE, LEÃO and MATTE LEÃO that distinguish the Beverage Bases, Syrup and Beverages, and the Owners of the Trade Marks jointly retain the intellectual property embodied in the distinctive trade dress, other design devices and packaging elements associated with the Beverage Bases, the Syrup and the Beverage and any additional trademark that the Holders of the Trade Marks may adopt from time to time to distinguish the Beverage Bases, the Syrup and the Beverages (hereinafter referred to as the “Trade Marks”);

C.                                 The Owners of the Trade Marks have the exclusive right to prepare, package, distribute and sell the Beverage and the right to manufacture and sell the Beverage Bases and Syrup in Brazil, among other countries;

D.                                 TCCC and the Bottler have also entered into a Bottler Agreement dated October 4, 2017,

that will expire on October 4, 2022 (hereinafter referred to as the “Bottler Agreement for Coca-Cola”), by which the Bottler has been authorized to prepare and package Coca-Cola Beverages for the sale and distribution throughout the territory defined and described in the Bottler Agreement for Coca-Cola.

D.                                 The Company has designated and authorized certain third parties to supply the Concentrate to the Bottler (said third parties being hereinafter referred to as the “Authorized Suppliers”);

E.                                  The Bottler has requested an authorization from the Owners of the Trade Marks for the preparation, packaging, distribution and sale of the Beverages in and throughout the Territory as defined and described in the Bottler Agreement for Coca-Cola;

NOW, THEREFORE, the parties agree as follows:

I.                                       OBJECT OF THE AGREEMENT

1.                            The Owners of the Trade Marks hereby authorize the Bottler, and the Bottler undertakes, upon the terms and conditions established in the Bottler Agreement for Coca-Cola, to prepare and package the Beverages and to distribute and sell the same under the Trade Marks, in and throughout the Territory; and the terms and conditions, duties and obligations established in the  Bottler Agreement for Coca-Cola are herein incorporated by reference as if haec verba provided that (a) wherever the terms “Coca-Cola” and “Coke” appear in said Bottler’s Agreement for Coca-Cola the Trade Marks shall be substituted therefor, (b) wherever the term “Concentrate” appears in said Bottler’s Agreement for Coca-Cola the term “Beverage Bases” shall be substituted therefor, (c) wherever the word “Company” appears in said Bottler’s Agreement for Coca-Cola the expression “Owners of the Trade Marks” shall be substituted therefor, and (d) this Agreement shall automatically terminate  upon the expiration or earlier termination of the Bottler’s Agreement for Coca-Cola.

2.                            The Owners of the Trade Marks hereby authorize the Bottler to transfer the production rights of the Beverages to Leão Alimentos e Bebidas Ltda.  This transfer must be recognized and accepted in writing by TCCC and shall establish that once the transfer is performed, the Bottler may only withdraw it through the prior written approval of TCCC.

3.                            The transfer by the Bottler of the production rights for the Beverages mentioned herein shall be complete and the Bottler shall have no right to produce the Beverages and TCCC hereby frees the Bottler from any obligation under the Bottler Agreement for Coca-Cola regarding the transfer.  Additionally, the transfer shall include a permission by written consent of TCCC to Leão Alimentos e Bebidas Ltda. for the hiring of third parties for the production and/or packaging of the Beverages

4.                           In addition to the provision of Clause 25 and 26 of the Bottler Agreement for Coca-Cola, this agreement can be terminated by the Owners of the Trade Marks forthwith and without liability for damages, if the Owners of the Trade Marks, at their sole discretion determine that the Bottler has not reached the performance goals established in the annual plan set forth in Clause 6(e) of the Bottler Agreement for Coca-Cola related to the Beverages.

5.                            If this Agreement shall terminate as a result of paragraph 4 above, the Bottler Agreement for Coca-Cola, its exhibits and related agreements and authorizations shall automatically terminate.

IN WITNESS WHEREOF, the Company in Atlanta, Georgia, United States of America, and CCIL, TMC and the Bottler in Brazil have caused these documents to be executed in triplicate by the duly authorized person or persons in their behalf on the dates indicated below.

COCA-COLA INDÚSTRIAS LTDA.		TRANSPORTADORA MC LTDA.

By:	By:
Authorized Representative		Authorized Representative

Date:	Date:

THE COCA-COLA COMPANY		RIO DE JANEIRO REFRESCOS LTDA.

By:	By:
Authorized Representative		Authorized Representative

Date:	Date:

WITNESSES:
1
Name:
Title:
CPF/MF:

2
Name:
Title:
CPF/MF:

ADES BOTTLER’S AGREEMENT

THIS AGREEMENT, made and entered into with effect October 4, 2017, by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the state of Delaware, United States of America, with principal offices at One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313, United States of America (hereinafter the “Company”); and RIO DE JANEIRO REFRESCOS LTDA. established and existing according to the laws of Brazil, with principal offices at Rua André Rocha 2299, Jacarepaguá, Rio de Janeiro, Brazil (hereinafter  the “Bottler”).

WHEREAS,

A.                          The Company is engaged in the manufacture and the sale of beverage bases, essences, and other ingredients and a beverage base concentrate (hereinafter referred to as the “Beverage Bases”), the formula for which is an industrial secret of the Company, from which a non-alcoholic beverage syrup or powder (hereinafter referred to as the “Syrup”) is prepared, and is also engaged in the manufacture and sale of the Syrup, which Beverage Bases or Syrup is used in the preparation of a non-alcoholic beverage product (hereinafter referred to as the “Beverage”) for sale in bottles and other containers and in other forms or manners;

B.                          The Company is the owner of the trademark ADES that distinguishes the Beverage Base, the Syrup, and the Beverage, and other intellectual property embodied in the distinctive trade dress, other design devices and packaging elements associated with the Beverage Base, the Syrup and the Beverage, and any additional trademarks that the Company may adopt from time to time to distinguish the Beverage Base, the Syrup and the Beverage being hereinafter referred to as the “Trade Marks”);

C.                          The Company has the exclusive right to prepare, package, distribute and sell the Beverage and the right to manufacture and sell the Beverage Base and the Syrup in Brazil, among other countries;

D.                          The parties to this instrument are also parties to an agreement effective October 4, 2017 and which expires October 4, 2022 (hereinafter, the “Bottler’s Agreement for Coca-Cola”) by which the Bottler has been authorized to prepare and package Coca-Cola Beverages for the sale and distribution throughout the territory defined and described in the Bottler Agreement for Coca-Cola;

NOW, THEREFORE,

1.                           The Company hereby authorizes the Bottler, and the Bottler undertakes, upon the terms and conditions set forth in the Bottler’s Agreement for Coca-Cola, to prepare and package the Beverages and to distribute and sell the same under the Trade Marks, in and throughout the Territory, and the terms and conditions, duties and obligations set forth in the Bottler’s Agreement for Coca-Cola are incorporated herein by reference as though set forth in haec verba; provided that (a) wherever the terms “Coca-Cola” and “Coke” appear in said Bottler’s Agreement for Coca-Cola the Trade Marks shall be substituted therefor, (b) wherever the term “Concentrate” appears in said Bottler’s Agreement for Coca-Cola the term “Beverage Bases” shall be substituted therefor, and (c) this Agreement shall automatically terminate  upon the expiration or earlier termination of the Bottler’s Agreement for Coca-Cola.

2.                            The Company hereby authorizes the Bottler to transfer the rights of production, packaging, marketing and distribution of Beverages identified by the ADES trademark indicated herein, to Unilever Brasil Industrial Ltda. and Unilever Brasil Ltda. This transfer is hereby recognized and accepted by the Company (the “Transfer”). The Parties agree that the manufacture and packaging of Beverages will be carried out by Unilever Brasil Industrial Ltda. According to the Supplier Agreement entered into by and between Unilever Brasil Industrial Ltda., the Bottler and other Coca-Cola bottlers in Brazil on March 28, 2017 (“Supplier Agreement “). The marketing and distribution will be carried out by Unilever Brasil Ltda. Under the terms of the Transitional Sale and Distribution Agreement entered into by and between Unilever Brasil Ltda., the Bottler and other Coca-Cola bottlers in Brazil on March 28, 2017 (“Sale and Distribution Agreement”). The Parties understand and agree that the manufacturing, packaging, marketing and distribution Transfers may only be withdrawn with the prior written consent of the Company and also agree that the authorization to transfer the manufacture and packaging of Beverages will automatically terminate with the end of the term and subsequent termination or earlier termination of the Supplier Agreement and the authorization to the marketing and distribution of Beverages will automatically terminate with the end of the term and subsequent termination or earlier termination of the Sale and Distribution Agreement.

3.                            After the expiration or termination of the Supplier Agreement, the Bottler accepts and agrees that the rights of manufacture and bottling of Beverages identified by the AdeS trade mark shall be allocated to an entity, yet to be defined, for the purposes of centralized production of Beverages identified by the AdeS trade mark (the “Subsequent Delegation”). This Subsequent Delegation shall be recognized and accepted by the Company in writing and shall establish that, after the Subsequent Delegation has been made, the Bottler may only withdraw it with the prior written approval of the Company.

4.                            Unless otherwise agreed between the Parties, the Delegation and Subsequent Delegation of the Bottler with respect to the manufacture and bottling rights of AdeS Beverages shall be made in full and the Bottler shall have no right to manufacture or filling of Beverages while the Supplier Agreement or the agreement for the manufacture and filling of AdeS Beverages remains in force, as appropriate. In such cases, the Company, hereby releases the Bottler from any obligation under the Bottler Agreement for Coca-Cola with respect to the subject matter of the Delegation and Subsequent Delegation.

5.                            In addition to the provisions of clauses 25 and 26 of the Bottler Agreement for Coca-Cola, this Agreement may be terminated by the Company, without liability for loss and damage, if the

Company, in its sole discretion, determines that the Bottler has not achieved the performance objectives established in the annual plan provided for in clause 6 (e) of the Bottler Agreement for Coca-Cola.

6.                            If this Agreement terminates as a result of paragraph 5 above, the Bottler Agreement for Coca-Cola, its exhibits and related agreements and authorizations will automatically terminate.

IN WITNESS WHEREOF, the Company in Atlanta, Georgia, United States of America, and the Bottler in Brazil have caused this Agreement to be executed in triplicate by the duly authorized person or persons in their behalf on the dates indicated below.

THE COCA-COLA COMPAN Y	RIO DE JANEIRO REFRESCOS LTDA.

By:	By:
Authorized representative	Authorized representative
Date:	Date:

WITNESSES:
1
Name:
Title:
CPF/MF:

2
Name:
Title:
CPF/MF:

COCA-COLA PLAZA

ATLANTA, GEORGIA

October 4, 2017

Rio de Janeiro Refrescos Ltda.

Rua André Rocha N° 2299, Jacarepaguá

Rio de Janeiro, Rio de Janeiro

Brasil

AUTHORIZATION TO MANUFACTURE PRODUCTS FOR SALE TO OTHER BOTTLERS

Dear Sirs,

Reference is made to the Bottler’s Agreement effective October 4, 2017, by and between THE COCA-COLA COMPANY (hereinafter the “Company’’) and RIO DE JANIERO REFRESCOS LTDA. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA and any ancillary authorizations for other Company Beverages for sale and distribution granted by the Company to the Bottler (hereinafter collectively referred to as the “Bottler’s Agreements”). The terms used herein shall have the same meaning assigned to them in the Bottler’s Agreements unless otherwise specifically stated.

The Bottler shall be granted an Authorization to sell the syrups or Beverages in the Approved Containers only to the Authorized Purchasing Bottler who is based outside the Territory (hereinafter referred to as “Purchasing Bottlers”) listed in exhibit A attached, provided that the following conditions are met:

1.                            The Bottler will prepare and sell to the Purchasing Bottlers the Syrups or Beverages packaged in the Approved Containers, in the quantities designated by the mentioned Purchasing Bottlers, and will provide the Company with a monthly sales report of Syrups or Beverages the same that will be delivered to the Purchasing Bottlers.

2.                            The authorized Purchasing Bottlers will pay the Bottler an amount for each returnable Approved Container and its returnable case delivered at the Bottlers distribution centers and reimburse that amount for each Returnable Container and Returnable Case returned by the authorized Purchaser Bottler to the Bottler in perfect condition and in good use conditions.

3.                            Except for a supplement or amendment to this document, all stipulations, agreements, terms, conditions and provisions of the Bottling Agreements shall apply and will remain in force in relation to this additional authorization.

This authorization may be cancelled by the Company or by the Bottler by prior written notice of 180 (one hundred and eighty) days and will automatically extinguish at the end of the period of validity of the Bottler Agreement for Coca-Cola or its termination. The Company reserves the right to cancel this authorization at any time with respect to any of the Authorized Purchasing Bottlers, the Syrups or Beverages. Renewal of the Bottler Agreement implies the automatic renewal of this authorization.

In the case of the sale of Syrups by the authorized Manufacturing Bottlers, the Authorized Purchasing Bottler shall be responsible for ensuring that the sale of the Syrups to the Distributors of the Authorized Purchasing Bottlers is always carried out through a commitment signed by the Distributors designated by the Authorized Purchasing Bottlers to ensure full compliance with the provisions stated in the authorization in relation to the Syrups and post-mix Beverages.

This authorization shall prevail over any and all previously signed authorizations between the Company and the Bottler with respect to the purpose of this instrument.

THE COCA-COLA COMPAN Y	RIO DE JANEIRO REFRESCOS LTDA.

By:	By:
Authorized representative	Authorized representative
Date:	Date:

WITNESSES:
1
Name:
Title:
CPF/MF:

2
Name:
Title:
CPF/MF:

EXHIBIT A

Date: October 4, 2017

AUTHORIZED PURCHASING BOTTLERS

1. REFRESCOS BANDEIRANTES IND. E COM. LTDA.

2. UBERLÁNDIA REFRESCOS LTDA.

3. SOROCABA REFRESCOS LTDA.

4. BRASAL REFRIGERANTES S.A.

5. CVI- REFRIGERANTES LTDA

6. SPAL INDÚSTRIA BRASILEIRA DE BEBIDAS

7. NORSA REFRIGERANTES S.A.

8. REFRESCOS GUARARAPES LTDA.

9. BRASIL NORTE BEBIDAS S.A.

10. COMPAR- COMPANHIA PARAENSE DE REFRIGERANTE

APPROVED BEVERAGES

COCA-COLA

COCA-COLA LIGHT

COCA-COLA STEVIA

COCA-COLA ZERO

FANTA

FANTA ZERO

LEÃO

KUAT

KUAT ZERO

SPRITE ZERO

SPRITE

DEL VALLE

I9

KAPO

POWERADE

POWERADE ZERO

COCA-COLA PLAZA

ATLANTA, GEORGIA

October 4, 2017

Rio de Janeiro Refrescos Ltda.

Rua André Rocha N° 2299, Jacarepaguá

Rio de Janeiro, Rio de Janeiro

Brasil

Reference is made to the Bottler’s Agreement effective October 4, 2017, by and between THE COCA-COLA COMPANY (hereinafter the “Company’’) and RIO DE JANIERO REFRESCOS LTDA. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA and any ancillary authorizations for other Company Beverages regarding the sale and distribution of beverages bearing the Trademarks (hereinafter referred to as the “Bottler’s Agreements”). The terms used herein shall have the same meaning assigned to them in the Bottler’s Agreements unless otherwise specifically stated.

The Bottler is granted a non-exclusive authorization for the purchase from the Authorized Suppliers listed in Exhibit A of the Beverages packaged in Approved Containers, as provided in the terms of the Bottler Agreements or any other form as communicated to you by the Company or its representatives and, also, to sell and distribute them throughout the Territory, provided that the following conditions are fulfilled:

1.                            This authorization may be cancelled by the Company or by the Bottler by prior written notice of 180 (one hundred and eighty) days and will automatically extinguish at the end of the period of validity of the Bottler Agreement for Coca-Cola or its termination. Renewal of the Bottler Agreement implies the automatic renewal of this authorization.

2.                            Upon termination or cancellation of this authorization, the Bottler shall immediately refrain from the purchase of Beverages in Approved Container in the Territory.

3.                            Except as expressly provided in this letter, all stipulations, agreements, terms, conditions and provisions of the Bottler Agreements shall apply and remain in force with respect to this additional authorization.

This authorization shall prevail over any and all previously signed authorizations between the Company and the Bottler with respect to the purpose of this instrument.

THE COCA-COLA COMPANY	RIO DE JANEIRO REFRESCOS LTDA.

By:	By:
Authorized representative	Authorized representative
Date:	Date:

EXHIBIT A

AUTHORIZATION TO PURCHASE AND DISTRIBUTE BEVERAGES

October 4, 2017

AUTHORIZED BEVERAGES:

COCA-COLA

COCA-COLA LIGHT

COCA-COLA STEVIA

COCA-COLA ZERO

FANTA

FANTA ZERO

LEÃO

KUAT

KUAT ZERO

SPRITE ZERO

SPRITE CHARRUA DEL VALLE

I9

KAPO

POWERADE

POWERADE ZERO

TAI

AUTHORIZED SUPPLIERS:

l. REFRESCOS BANDEIRANTES IND. E COM. LTDA.

2. UBERLÁNDIA REFRESCOS LTDA.

3. SOROCABA REFRESCOS LTDA.

4. BRASAL REFRIGERANTES S.A.

5. CVI- REFRIGERANTES LTDA

6. SPAL INDÚSTRIA BRASILEIRA DE BEBIDAS

7. NORSA REFRIGERANTES S.A.

8. REFRESCOS GUARARAPES LTDA.

9. BRASIL NORTE BEBIDAS S.A.

1O. COMPAR- COMPANHIA PARAENSE DE REFRIGERANTE

COCA-COLA PLAZA

ATLANTA, GEORGIA

October 4, 2017

Rio de Janeiro Refrescos Ltda.

Rua André Rocha N° 2299, Jacarepaguá

Rio de Janeiro, Rio de Janeiro

Brasil

AUTHORIZATI ON IN RESPECT OF SYRUPS FOR POST-MIX BEVERAGES

Gentlemen:

Reference is made to the Bottler’s Agreement effective October 4, 2017, by and between THE COCA-COLA COMPANY (hereinafter the “Company’’) and RIO DE JANIERO REFRESCOS LTDA. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA and any ancillary authorizations for other Company Beverages for sale and distribution under the Trade Marks granted by the Company to the Bottler (hereinafter collectively referred to as the “Bottler’s Agreements”). The terms used herein shall have the same meaning assigned to them in the Bottler’s Agreements unless otherwise specifically stated.

The Bottler is hereby granted a non-exclusive authorization to prepare, package, distribute and sell syrups for the Beverages authorized under the Bottler’s Agreements (hereinafter the “Post-Mix Syrups”) to retail dealers in the Territory for use in dispensing the Beverages through Post-Mix Dispensers in or adjoining the establishments of retail outlets and also to operate Post-Mix Dispensers and sell the Beverages dispensed therefrom directly to consumers subject to the following conditions:

1.                            The Bottler shall not sell Post-Mix Syrups to a retail outlet for use in any Post-Mix Dispenser, or operate any Post-Mix Dispenser unless:

(a)                       there is available an adequate source of safe, potable water;

(b)                       all Post-Mix Dispensers are of a type approved by the Company and conform in all respects to the hygienic and other standards which the Company issues in writing to the Bottler in connection with the preparation, packaging and sale of the Post-M ix Syrups; and

(c)                        the Beverages dispensed through the Post-Mix Dispensers are in strict adherence to and compliance with the instructions for the preparation of the Beverages from Post-Mix Syrups as issued in writing to the Bottler from time to time by the Company.

2.                            The Bottler shall take samples of the Beverages dispensed through the Post-Mix Dispensers operated by retail outlets to whom the Bottler has supplied the Post-Mix Syrups or which are operated by the Bottler in accordance with such instructions and at such intervals as may be notified by the Company in writing and shall submit said samples at the Bottler’s expense to the Company for inspection.

3.                            The Bottler shall maintain an adequate staff of trained personnel who will make periodic inspections at reasonable intervals of Post-Mix Dispensers operated by retail dealers to whom the Bottler has supplied Post-Mix Syrups. In making the inspections, the Bottler shall ensure:

(a)                       that the instructions issued by the Company are being complied with; and

(b)                       that the Beverages dispensed through the Post-Mix Dispensers comply strictly with the standards prescribed by the Company for the Beverages.

4.                            The Bottler shall, on its own initiative and responsibility, discontinue immediately the sale of Post-Mix Syrups to any retail outlet which fails to comply with the standards prescribed by the Company.

5.                            The Bottler shall discontinue the sale of Post-Mix Syrups to any retail outlet when notified by the Company that any of the Beverages dispensed through a Post-Mix Dispenser located in or adjoining the establishment of the retail outlet do not comply with the standards prescribed by the Company for the Beverages or that the Post-Mix Dispenser is not of a type approved by the Company.

6.                            The Bottler agrees;

(a)                       to sell and distribute the Post-Mix Syrups only in containers of a type approved by the Company and to use on said containers only labels which have been approved by the Company; and

(b)                       to exert every influence to persuade retail outlets to use a standard glass, paper cup or other container approved by the Company and with markings approved by the Company to the end that the Beverages served to the customer will be appropriately identified and will be served in an attractive and sanitary container.

Except as modified herein, all the terms, covenants and conditions contained in the Bottler’s Agreements shall apply to this supplemental authorization and it is expressly agreed between the parties that the terms, conditions, duties and obligations of the Bottler, as set forth in the Bottler’s

Agreements, are incorporated herein by reference and, unless the context otherwise indicates or requires, any reference in the said Bottler’s Agreements to the term “Beverages” is deemed to refer to the term “Post-Mix Syrups” for the purpose of this authorization.

This authorization may be terminated by the Company or the Bottler upon one hundred and eighty (180) days’ prior written notice and terminates automatically upon the expiration or earlier termination of the Bottler’s Agreement for COCA-COLA. The renewal of the Bottler Agreement implies the automatic renewal of this authorization.

This authorization supersedes any prior authorizations entered into between the Company and the Bottler in connection with the subject matter of this authorization.

Sincerely,

THE COCA-COLA COMPANY		RIO DE JANIERO REFRESCOS LTDA.

By:		By:
	Authorized Representative		Authorized Representative

Date:		Date:

COCA-COLA PLAZA

ATLANTA, GEORGIA

October 4, 2017

Rio de Janeiro Refrescos Ltda.

Rua André Rocha N° 2299, Jacarepaguá

Rio de Janeiro, Rio de Janeiro

Brasil

Re: Bottler Agreement

Gentlemen:

Reference is made to the Bottler’s Agreement effective October 4, 2017, by and between THE COCA-COLA COMPANY (hereinafter the “Company’’) and RIO DE JANIERO REFRESCOS LTDA. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA and any ancillary authorizations for other Company Beverages granted by the Company to the Bottler (hereinafter collectively referred to as the “Bottler’s Agreements”). The terms used herein shall have the same meaning assigned to them in the Bottler’s Agreements unless otherwise specifically stated.

The parties agreed to make certain clarifications regarding the Manufacturing Agreement, particularly regarding the following terms and conditions:

1.                                     The purpose of Clause 8 (b) of the Bottler Agreement is to allow the Company to respond and deal with the needs of international clients acting in various jurisdictions, as described in the aforementioned clause. As you may conclude, this is an important contractual device that aims to ensure that the System continues to positively meet its customers’ demands, and maintain its flexibility, competitiveness and supply capacity. Considering your concerns regarding the exercise of the rights referred to in this clause, we confirm that the Company will act in a reasonable manner in the exercise of these rights and will maintain prior understandings with you before starting any action in that regard.

2.                                     The Company is convinced that the use of a direct distribution and sale system to clients is advantageous and constitutes an essential requirement to fully satisfy the demand for the Beverage in the Territory. However, and in accordance with the terms of Clause 10 of the Bottler Agreement, the Bottler will be dispensed of any additional Company consent to distribute and sell the Beverage to the acting wholesalers and distributors in the Territory, for further distribution within the Territory.

3.                                     The “Transshipment” policy, provided for in clause 11 of the Bottler Agreement, is intended to protect and contain any abuse by Bottlers participating in the Coca-Cola System. In accordance with clause 11(b)(2) of the Bottler Agreement, the Company may require compensation from the defaulting Bottler on the basis of the quantity of products found in the Territory of the Injured Bottler. The amount of the indemnity, less the cost incurred by the Company will be passed on to the Injured Bottler. Despite these considerations, the Company recognizes that the current transfer protocol has served to reduce the volume of products transferred among Brazilian bottlers. Therefore, the current policy for the transfer of products between the Brazilian bottlers, which is indicated in the Commitment Term for Regulating Responsibilities, Impose Collection of Compensation (or fines) and Other Agreements, dated March 21, 2003, shall continue to be in force. However, Clause 11 of the Bottler Agreement should apply to claims relating to transfers occurring between the territories of the Authorized Bottlers and any of the territories outside Brazil.

4.                                     The commercial reputation referred to in Clause 13 of the Bottler Agreement refers only to the goodwill obtained by means of the Trademarks, thus belonging to the Company, as Holder of the Trademark. Such goodwill does not belong to the Bottler, since the Bottler is required to use the aforementioned trademarks without payment of any remuneration or fees, detached from any right or interest relating to the use of the Trademarks in preparing the Beverages. Meanwhile, it is a fact, that any goodwill not related to the Trademarks and that is established exclusively by the Bottler through its operations and its normal relationship with customers will belong to the Bottler and not to the Company.

5.                                     Clause 18 (e) of the Bottler Agreement describes the procedure to be adopted in the event of the occurrence of technical or quality problems relating the Beverage. In accordance with Clause 33(b) of the Bottler Agreement, the Bottler shall indemnify the Company for all costs, expenses, claims, obligations and liabilities resulting from facts or circumstances not attributable to the Company. If any such problem results from the Concentrate, only the Company will be responsible for the costs that arise. However, if the technical or quality problem is caused by any other element, including any problem with Approved Container, the Company shall not be liable for the related costs or any other obligations of a financial nature.

6.                                     The Company and the Bottler shall annually ratify the standardized environmental management procedures provided for in Clause 22(b)(ii) of the Bottler Agreement, in accordance with the Annual Plan.

7.                                     The mechanism to be adopted for the extension of the Bottler Agreement is expressly provided for in Clause 24(b) and is based on the fulfilment of applicable objective criteria, for determining the fulfillment by the Bottler of its contractual obligations. The Bottler shall have the right to request the extension of the Agreement if it has fulfilled the conditions established therein. CCIL will remain the relevant contact and resource for the Bottler in the Territory, advising the Company on the performance of the Bottler and the possibility of granting the extension of the Bottler Agreement and for what reasonable time, if applicable.

8.                                     The Company agrees to include in the Bottler Agreement the obligation to purchase the equipment of the Bottler, as provided in Clause 24(d) of the previous Bottler Agreement. This provision shall consist of an exception to the Company’s standard for the International Bottler Agreement and will be granted only in relation to the Brazilian contracts, considering the commitments arising from negotiations with local government authorities and the tradition of this provision in the Brazilian Bottler Agreements.

9.                                     In accordance with what has been strictly stipulated in Clause 28(b) of the Bottler Agreement, the Company may terminate the Bottler Agreement in the event that the Bottler performs any transfer established in that clause. However, the Company may only use this faculty in the circumstances in which such transfer represents a significant change in the ownership or corporate control of the Bottler. The Company shall only exercise its right to terminate the Bottler Agreement pursuant to Clause 25(b) “iii” and “v” when all creditors of the Bottler are involved.

10.                              Clause 33(a) of the Bottler Agreement stipulates that the Bottler must consult with the Company in all claims involving actions, procedures or liability actions, procedures or actions against the Bottler with respect to the Beverages or Approved Containers. Consequently, the Bottler shall forward to the Company or to whom it designates, at least one (1) semiannual report, containing a complete and accurate list of all actions, procedures and claims related to liability for the products, whether proposed or in progress against the Bottler in relation to the Beverages or Approved Containers.

11.                              Through the Brazilian Coca-Cola Bottlers Association — “AFBCC”, The Bottler will obtain and maintain a collective insurance policy with the insurers accepted by the Company, as stipulated in Clause 33(e) of the Bottler Agreement. The Bottler and the Company agree that the value of this collective policy that will be obtained through the AFBCC will be USD30 million, a value that will be subject to adjustment in the case of relevant alterations in the scope of the business of the Bottler or ancillary authorizations to the Bottler Agreement. Regarding the insurance policy, the Company establishes a period of 180 (one hundred and eighty) days for submission, counted from the execution of this document.

12.                              The Company and the Bottler agree that the provisions of Clause 38 of the Bottler Agreement also apply with respect to the Bottler, i.e. the fact that the Bottler ceases to exercise any rights granted in this instrument, or requires the strict fulfillment of any obligation assumed by the Company in the Bottler Agreement will not be considered as an exemption of this right or the right to demand the subsequent fulfillment of any and all the obligations undertaken by the Company in that instrument.

13.                              In accordance with Clause 6(e) of the Bottler Agreement, the Company and the Bottler must develop five-year investment plans, with annual reviews, in order to ensure the efficiency of the System. The above plans will be discussed and agreed upon within 90 (ninety) days of the execution of this document.

14.                              The provisions of this document shall remain in force throughout the term of the Bottler Agreement, any renewals and other agreements and authorizations celebrated with the

Company in function or in reference to the Bottler Agreement. However, this document may be periodically updated and amended, if necessary, by the Company.

Sincerely,

THE COCA-COLA COMPANY

By:

COCA-COLA PLAZA ATLANTA, GEORGIA

October 4, 2017

Rio de Janeiro Refrescos Ltda.

Rua André Rocha N° 2299, Jacarepaguá

Rio de Janeiro, Rio de Janeiro

Brasil

Re: Consent to Deal in Energy Drinks

Gentlemen:

Reference is made to the Bottler’s Agreement effective October 4, 2017, between THE COCA-COLA COMPANY (hereinafter the “Company”) and RIO DE JANEIRO REFRESCOS LTDA. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA and any ancillary authorizations for other Company Beverages for sale and distribution under the Trade Marks (hereinafter collectively referred to as the “Bottler’s Agreements”). The terms used herein have the same meaning assigned to them as in the Bottler’s Agreements unless otherwise specifically stated.

Pursuant to Clauses 15(c) and (d) of the Bottler’s Agreement, you have agreed not to manufacture, prepare, package, distribute, sell, deal in or otherwise be concerned with any non-alcoholic beverage products other than those prepared, packaged, distributed or sold by the Bottler under authority of the Company or to use delivery vehicles, cases, cartons, coolers, vending machines and other equipment bearing the Trade Marks for the distribution and sale of any products which are not identified by the Trade Marks without the prior written consent of the Company.

The Company hereby consents to the manufacture, preparation, packaging, distribution and sale by you of the following beverage products:

Energy Drinks under the MONSTER and BURN trademarks (hereinafter the “Product”).

Further, the Company hereby consents to the use by you of delivery vehicles, cases, cartons, coolers, vending machines and other equipment bearing the Trade Marks for the distribution and sale of the Product. However, and only with respect to the use of coolers and vending machines bearing the Trade Marks, the Bottler shall limit the Product placement in coolers and vending machines to only one (1) of the Product SKU per cooler and/or vending machine. Any additional Product placement shall take into account local market and financial consideration and other relevant factors as may be agreed upon by the Company and Monster Beverage Corporation and communicated to the Bottler by the Company in writing. In no event shall the Bottler modify any equipment bearing the Trade Marks to permit use by the

Product.

This consent is limited to the products listed above and shall in no way be construed as a consent or a waiver of any rights of the Company to future actions of the Bottler under Clause 15(c), 15(d) or any other provision of the Bottler’s Agreements.

Except as supplemented or modified herein, the stipulations, covenants, terms, conditions and provisions of the Bottler’s Agreements shall apply to and be effective for this supplemental authorization.

THE COCA-COLA COMPANY

By:	By:	President
Authorized Representative	Authorized Representative

COCA-COLA PLAZA

ATLANTA, GEORGIA

October 4, 2017

Rio de Janeiro Refrescos Ltda.

Rua André Rocha N° 2299, Jacarepaguá

Rio de Janeiro, Rio de Janeiro

Brasil

AUTHORIZATION IN RESPECT OF SHIPS AND AIRLINES

Gentlemen:

Reference is made to the Bottler’s Agreement effective October 4, 2017, by and between THE COCA-COLA COMPANY (hereinafter the “Company”) and RIO DE JANIERO REFRESCOS LTDA. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA and any ancillary authorizations for other Company Beverages for sale and distribution under the Trade Marks granted by the Company to the Bottler (hereinafter the “Bottler’s Agreements”). The terms used herein shall have the same meaning assigned to them in the Bottler’s Agreements unless otherwise specifically stated.

The Bottler is hereby granted a non-exclusive authorization to supply the Syrups or Beverages in Approved Containers authorized under the Bottler’s Agreements for sale on board ships and airlines within the Territory, subject to the following conditions:

1. This authorization may be withdrawn by the Company at any time and terminates automatically upon the expiration or earlier termination of the Bottler’s Agreement for COCA-COLA.

2. Upon the termination or cancellation of this authorization, the Bottler shall immediately discontinue the sale and distribution to ships and airlines.

3. Except as supplemented or modified herein, the stipulations, covenants, terms, conditions and provisions of the Bottler’s Agreements shall apply to and be effective for this supplemental authorization.

This authorization supersedes any prior authorizations entered into between the Company and the Bottler in connection with the subject matter of this authorization.

Sincerely,

THE COCA-COLA COMPANY		RIO DE JANIERO REFRESCOS LTDA.

By:		By:
	Authorized Representative		Authorized Representative

Date:		Date:

COCA-COLA PLAZA

ATLANTA, GEORGIA

October 4, 2017

Rio de Janeiro Refrescos Ltda.

Rua André Rocha N° 2299, Jacarepaguá

Rio de Janeiro, Rio de Janeiro

Brasil

RE:                   APPROVED CONTAINERS

Gentlemen:

Reference is made to the Bottler’s Agreement effective October 4, 2017, and entered into between THE COCA-COLA COMPANY (hereinafter the “Company”) and RIO DE JANIERO REFRESCOS LTDA. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA, and any ancillary authorizations for other Company Beverages, for sale and distribution under the Trade Marks granted by the Company to the Bottler (hereinafter collectively referred to as the “Bottler’s Agreements”).

The Company authorizes the Bottler to prepare, package, distribute and sell the Beverages in the following containers, which for the purpose of said Bottler’s Agreements, shall be deemed Approved Containers:

COCA-COLA LIGHT	1.5 L GRF PET NRET
350 ML LAT ALU NRET CAN
600 ML GRF PET NRET
COCA-COLA ZERO	1 L GRF PET NRET
1.5 L GRF PET NRET
1.5 L GRF RPET RET SFS
1.51 L GRF PET NRET
1.75 L GRF PETNRET
2 L GRF PET NRET

2 L GRF RPET RET 2LREFPET
2.25 L GRF PET NRET MAXI
2.5 L GRF PET NRET
200 ML GRF PET NRET
220ML CAN SLEEK
250 ML GRF ALU NRET
250 ML GRF PET NRET
250 ML GRF VDR NRET
250 ML MINI CAN ALU NRET
290 ML GRF VDR RET KS Ultra
290 ML GRF VDR RET KS10
310ML CAN SLEEK
350 ML LAT ALU NRET CAN
500 ML GRF PET NRET
600 ML GRF PET NRET
FOUNTAIN
COCA-COLA STEVIA	1 L GRF PET NRET
1.5 L GRF PET NRET
1.75 L GRF PET NRET
250 ML GRF ALU NRET
250 ML MINI CAN ALU NRET
350MLLAT ALUNRETCAN
COCA-COLA	1 L GRF PET NRET
1 L GRF VDR NRET
1 L GRF VDR RET LS
1.25 L GRF VDR RET SLS
1.5 L GRF PET NRET
1.5 L GRF RPET RET SFS
1.51 L GRF PET NRET
1.75 L GRF PETNRET
2 L GRF PET NRET
2 L GRF RPET RET 2LREFPET
2.25 L GRF PET NRET MAXI
2.5 L GRF PET NRET
200 ML GRF PET NRET
200 ML GRF VDR RET
220ML CAN SLEEK
237 ML GRF VDR NRET
250 ML GRF ALU NRET
250 ML GRF PET NRET
250 ML GRF VDR NRET
250 ML MINI CAN ALU NRET
270ML CAN SLEEK
290 ML GRF VDR RET KS Ultra

290 ML GRF VDR RET KS10
3 L GRF PET NRET
300 ML GRF PET NRET
310ML CAN SLEEK
350MLLAT ALUNRETCAN
355 ML GRF PET NRET
400 ML GRF PET NRET
500 ML GRF PET NRET
600 ML GRF PET NRET
FOUNTAIN
COCA-COLA CHERRY	310ML CAN SLEEK
COCA-COLA LARANJA	310ML CAN SLEEK
COCA-COLA LIMAO	310ML CAN SLEEK
COCA-COLA VANILLA	310ML CAN SLEEK
DEL VALLE (All flavors)	1 L GRF PET NRET
1 L TPK PAP NRET
1.5 L GRF PET NRET
1.5 L TPK PAP NRET
200 ML TPK PAP NRET
250 ML GRF PET NRET
250 ML TPK PAP NRET
290ML CAN SLEEK
300 ML GRF PET NRET
335 ML CAN ALU NRET
450 ML GRF PLAST NRET
600 ML GRF PET NRET
FOUNTAIN
200 ML GRF PET NRET
DEL VALLE KAPO MORANGO	200 ML TPK PAP NRET
DEL VALLE KAPO ABACAXI	200 ML TPK PAP NRET
DEL VALLE KAPO UVA	200 ML TPK PAP NRET
DEL VALLE KAPO LARANJA	200 ML TPK PAP NRET
DEL VALLE KAPO MARACUJÁ	200 ML TPK PAP NRET
FANTA GUARANA	1.5 L GRF PET NRET
1.51 L GRF PET NRET
2 L GRF PET NRET
2.5 L GRF PET NRET
220ML CAN SLEEK
250 ML GRF PET NRET
250 ML MINI CAN ALU NRET
3 L GRF PET NRET
310ML CAN SLEEK
350MLLAT ALUNRETCAN
500 ML GRF PET NRET
600 ML GRF PET NRET
FOUNTAIN

FANTALARANJA	1 L GRF PET NRET 1 L GRF VDR RET LS
1.5 L GRF PET NRET
1.5 L GRF RPET RET SFS
1.51 L GRF PET NRET
1.75 L GRF PET NRET
2 L GRF PET NRET
2 L GRF RPET RET 2LREFPET
2.25 L GRF PET NRET MAXI
2.5 L GRF PET NRET
200 ML GRF PET NRET
200 ML GRF VDR RET
220ML CAN SLEEK
250 ML GRF PET NRET
250 ML MINI CAN ALU NRET
290 ML GRF VDR RET KS Ultra
290 ML GRF VDR RET KS lO
3 L GRF PET NRET
300 ML GRF PET NRET
310 ML GRF VDR RET
310ML CAN SLEEK
350MLLAT ALUNRETCAN
500 ML GRF PET NRET
500 ML GRF PET SPLASH NRET
600 ML GRF PET NRET
FOUNTAIN
FANTA UVA	1 L GRF VDR RET LS
1.5 L GRF PET NRET
1.51 L GRF PET NRET
1.75 L GRF PETNRET
2 L GRF PET NRET
220ML CAN SLEEK
250 ML GRF PET NRET
250 ML MINI CAN ALU NRET
290 ML GRF VDR RET KS Ultra
290 ML GRF VDR RET KS10
310 ML GRF VDR RET
310ML CAN SLEEK
350MLLAT ALUNRETCAN
500 ML GRF PET NRET
500 ML GRF PET SPLASH NRET
600 ML GRF PET NRET
FOUNTAIN
FANTA ZERO (LARANJA, UVA E	2 L GRF PET NRET
GUARANÁ)	350MLLAT ALUNRETCAN
FOUNTAIN

KUAT/KUAT ZERO	1 L GRF PET NRET 1 L GRF VDR RET LS
1.5 L GRF PET NRET
1.51 L GRF PET NRET
1.75 L GRF PET NRET
2 L GRF PET NRET
2.25 L GRF PET NRET MAXI
2.5 L GRF PET NRET
200 ML GRF VDR RET
220ML CAN SLEEK
250 ML GRF PET NRET
250 ML MINI CAN ALU NRET
290 ML GRF VDR RET KS10
3 L GRF PET NRET
300 ML GRF VDR RET KS11
310ML CAN SLEEK
350MLLAT ALUNRETCAN
500 ML GRF PET NRET
600 ML GRF PET NRET
FOUNTAIN
LEÃO FUZE Guara Nat.	300 ML COPO PLASTICO NRET
LEÃO FUZE Tea	1 L GRF PET NRET
1 L TPK PAPNRET
1.5 L GRF PET NRET
1.5 L GRF PLAST NRET
300 ML COPO PLASTICO NRET
300 ML GRF PET NRET
300 ML GRF PLAST NRET
335 ML CAN ALU NRET
POWERADEI9	500 ML GRF PLAST NRET
POWERADEPRO OWERADEZERO	500 ML GRF PET NRET
500 ML GRF PLAST NRET
SPRITE/SPRITE ZERO	1 L GRF PET NRET
1.5 L GRF PET NRET
1.51 L GRF PET NRET
1.75 L GRF PET NRET
2 L GRF PET NRET
2.25 L GRF PET NRET MAXI
220ML CAN SLEEK
250 ML GRF PET NRET
250 ML MINI CAN ALU NRET
290 ML GRF VDR RET KS10
300 ML GRF VDR RET KS11
310ML CAN SLEEK
350MLLAT ALUNRETCAN
500 ML GRF PET NRET
600 ML GRF PET NRET
7.SL POST MIX

FOUNTAIN
ADES MORANGO	1000 Ml Tetrapak
ADESUVA	1000 Ml Tetrapak
ADES LARANJA	1000 Ml Tetrapak
ADESMACA	1000 Ml Tetrapak
ADES PESSEGO	1000 MI Tetrapak
ADES ABACAXI	1000 MI Tetrapak
ADESMACA	1000 Ml Tetrapak
ADES MORANGO	200 MI Tetrapak
ADESUVA	200 Ml Tetrapak
ADES LARANJA	200 MI Tetrapak
ADESMACA	200 Ml Tetrapak
ADES PESSEGO	200 Ml Tetrapak
ADES ABACAXI	200 Ml Tetrapak
ADESCHOCOLATE	200 Ml Tetrapak
ADES SABOR ORIGINAL	1000 Ml Tetrapak
ADES ORIGINAL	1000 Ml Tetrapak
ADES ZERO ORIGINAL	1000 Ml Tetrapak
ADES SABOR SHAKE MORANGO	1000 Ml Tetrapak
ADES SABOR FRAPE DE COCO	1000 Ml Tetrapak
ADES SABOR VITAMINA BANANA	1000 Ml Tetrapak

In accordance with the Crystal Distribution Authorization, the containers that the Bottler is authorized to purchase for distribution within its Territory are as follows:

CRYSTAL	1 L GRF PLAST NRET
1.5 L GRF PLAST NRET
1OL GRF PLAST
2 L GRF PET NRET
200 ML COPO PLAST NRET
300 ML COPO PLASTICO NRET
300 ML GRF PET NRET
310 ML COPO PLAST
330 ML GRF PLAST AGUA
350 ML GRF PLAST NRET
5 L GRF PLAST NRET
500 ML GRF PLAST NRET

Please note that the permission referenced herein is subject to the following provisions as set forth by the Company:

1.                           The terms used herein shall have the same meaning assigned to them in the Bottler’s Agreements unless otherwise specifically stated.

2.                            The permission referenced herein specifically refers to the Approved Containers/Capacity, and that the authorization to prepare, package, distribute and sell the particular Beverages listed above is granted through the Bottler’s Agreements;

3.                            All of the stipulations, covenants, terms, conditions and provisions of the Bottler’s Agreements shall remain in full force and effect; and

4.                            The list of Authorized Containers/Capacity may be modified by the Company at any time and terminates automatically upon the expiration or earlier termination of the Bottler’s Agreements.

This authorization supersedes any prior authorizations entered into between the Company and the Bottler in connection with the subject matter of this authorization.

THE COCA-COLA COMPANY

By:
Authorized representative

COCA-COLA PLAZA

ATLANTA, GEORGIA

October 4, 2017

Rio de Janeiro Refrescos Ltda.

Rua André Rocha N° 2299, Jacarepaguá

Rio de Janeiro, Rio de Janeiro

Brasil

AUTHORIZATION FOR DISTRIBUTION OF THIRD PARTY PRODUCTS

Gentlemen:

Reference is made to the Bottler’s Agreement effective October 4, 2017, by and between THE COCA-COLA COMPANY (hereinafter the “Company”) and RIO DE JANIERO REFRESCOS LTDA. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA and any ancillary authorizations for other Company Beverages for sale and distribution under the Trade Marks granted by the Company to the Bottler (hereinafter the “Bottler’s Agreements”). The terms used herein shall have the same meaning assigned to them in the Bottler’s Agreements unless otherwise specifically stated.

Pursuant to clause 15(d) of the Bottler Agreement mentioned above, you agreed not to use delivery vehicles, cases, cardboard boxes, refrigerators, vending machines and other equipment that present the trademarks for the distribution and sale of Products not identified by the trademarks, without the prior written consent of the Company.

This document authorizes you to use delivery vehicles, cases, cardboard boxes, refrigerators, vending machines and other equipment identified by the trademarks for the distribution and sale of the following products:

PRODUCT	CONTAINER
CERVEJASOL	GLASS RET - 600 ML
CERVEJASOL	CAN-355ML
CERVEJASOL	LONG NECK - 355ML
CERVEJASOL	GLASS DESC- 250ML
CERVEJASOL	BARRIL- SOL
CERVEJASOL	BARRIL -20L
CERVEJA BAVARIA PILSEN	GLASS RET - 600 ML

CERVEJA BAVARIA PILSEN	Can-355ML
CERVEJA BAVARIA PILSEN	LONG NECK -3SSML
CERVEJA BAVARIA PILSEN	BARRIL- SOL
CERVEJA BAVARIA PREMIUM	GLASS - 600 ML
CERVEJA BAVARIA PREMIUM	CAN -3SSML
CERVEJA BAVARIA PREMIUM	LONG NECK- 3SSML
CERVEJA KAISER PILSEN	GLASS RET - 600 ML
CERVEJA KAISER PILSEN	CAN— 3SSML
CERVEJA KAISER PILSEN	LONG NECK- 3SSML
CERVEJA KAISER PILSEN	BARRIL- SOL
CERVEJA KAISER SUMMER DRAFT	GLASS RET - 600 ML
CERVEJA KAISER SUMMER DRAFT	CAN- 3SSML
CERVEJA KAISER SUMMER DRAFT	LONG NECK - 3SSML
CERVEJA KAISER BOCK	GLASS RET - 600 ML
CERVEJA KAISER BOCK	CAN-3SSML
CERVEJA KAISER BOCK	LONG NECK - 3SSML
CERVEJA KAISER GOLD	GLASS RET - 600 ML
CERVEJA KAISER GOLD	CAN-3SSML
CERVEJA KAISER GOLD	LONG NECK - 3SSML
HEINEKEN	GLASS RET - 600 ML
HEINEKEN	CAN- 3SSML
CERVEJA HEINEKEN	LONG NECK - 3SSML
Chopp HEINEKEN	BARRIL- SOL
Chopp HEINEKEN	BARRIL- 30L
Chopp HEINEKEN	BARRIL- 20L
CERVEJA SOL PREMIUM	LONG NECK - 3SSML
CERVEJA DOS EQUIS	LONG NECK - 3SSML
Chopp HEINEKEN	BARRIL-SL
CERVEJA HEINEKEN	GLASS DESC- l,SL
CERVEJA HEINEKEN	GLASS DESC - 3L
CERVEJA HEINEKEN	CAN2SOML
CERVEJA HEINEKEN	SHOT VNR 2SO ML
CERVEJA HEINEKEN	VNR2SOML
CERVEJA HEINEKEN	VNR600ML
CERVEJA AMSTEL	CAN269ML
CERVEJA AMSTEL	CAN3SOML
CERVEJA AMSTEL	LATÁ0473ML
Chopp AMSTEL	BARRIL-SOL
CERVEJA DESPERADOS	LONG NECK-330ML
CERVEJA DESPERADOS	CAN2SOML
CERVEJA EDELWEISS	VNRSOOML
CERVEJA BIRRA MORETI	LONGNECK

This authorization is limited to the products mentioned above and should not be construed as a consent or waiver of any of the rights of The Coca-Cola Company to take further action under Clause 15(d) or any other provision of the Bottler Agreements. The Company may cancel this consent in whole or in part, upon notice, in writing, with 180 (one hundred and eighty) days in advance. Renewal of the Bottler Agreement implies the automatic renewal of this authorization.

With the exception of any modification or amendment contemplated, the stipulations, terms, conditions and provisions of the Bottler Agreements shall apply and remain in force for this additional authorization.

This document replaces each and every one of the authorizations previously signed between the Company and the Bottler with respect to the object of this instrument.

We request you to indicate your consent to these provisions by signing and returning a copy of this document.

THE COCA-COLA COMPANY

By:
Authorized Representative

PRODUCTION AGREEMENT

THIS PRODUCTION AGREEMENT, made and entered into with effect October 4, 2017, by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the state of Delaware, United States of America, with principal offices at One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313, United States of America (hereinafter the “Company”), LEÃO ALIMENTOS E BEBIDAS LTDA. A limited liability company, with offices in São Paulo, State of São Paulo, at Rua Paes Leme, 524, 10° andar, Pinheiros, CEP 05424-010, registered in the CNPJ under No 76.490.184/0001-87, represented herein according to its bylaws (hereinafter the “Producer”, and on the other RIO DE JANEIRO REFRESCOS LTDA. A company established and existing according to the laws of Brazil, with principal offices at Rua André Rocha 2299, Jacarepaguá, Rio de Janeiro, Brazil (hereinafter the “Bottler”). Jointly the Producer and the Bottler referred to as Parties or individually and indistinctively as Party and still as interveners of THE COCA-COLA COMPANY, a company incorporated and existing in accordance with the laws of the state of Delaware, United States of America, with main offices at One Coca-Cola Plaza. N.W., in the city of Atlanta, State of Georgia 30313, United States of America (hereinafter the “Company”), COCA-COLA INDÚSTRIAS LTDA., a limited liability company, with headquarters in the city of Rio de Janeiro, state of Rio de Janeiro, at Praia de Botafogo, n ° 374 , 12 ° Andar, part, registered in the CNPJ/MF under No. 45.997.418/0001-53 herein represented according to the terms of its by-laws, (hereinafter “CCIL”), and RECOFARMA INDÚSTRIA DO AMAZONAS LTDA., a limited liability company with a subsidiary in the city and state of Rio de Janeiro, at Praia de Botafogo, 374, Botafogo, registered in the CNPJ/MF under No. 61.454.393/0006-02, represented herein according to the terms of by-laws, (hereinafter “RECOFARMA”).

WHEREAS,

A.                                   The Company is engaged in the manufacture and the sale of beverage bases, essences, and other ingredients (hereinafter referred to as the “Beverage Bases”), the formulas for which are an industrial secret of the Company, used in the preparation of non-alcoholic beverages identified by several trademarks, including those listed on Exhibit A (hereinafter referred to as the “Beverages”) for sale in bottles and other containers and in other forms or manners;

B.                                   The Company and CCIL themselves or through subsidiary or controlled entities, are the owners or have been duly authorized to license said trademarks listed on Exhibit A that distinguish the Beverage Bases, and the intellectual property embodied in the distinctive trade dress, other design devices and packaging elements associated with the Beverage Bases and the Beverages and any additional trademarks that the Company or CCIL may adopt from time to time to distinguish the Beverage Bases and the Beverages (hereinafter referred to as the “Trade Marks”);

C.                                 The Company, as the owner or with the authorization of the owners has the exclusive right to prepare, package, distribute and sell the Beverage and the right to manufacture and sell the Beverage Bases in Brazil, among other countries;

D.                                 The Company and the Bottler on this date have entered into the Bottler Agreement whereby the Bottler has been authorized to prepare and package the Beverages and sell and distribute them throughout a specific Territory defined in the Bottler Agreement (hereinafter the “Territory”) (hereinafter referred to as the “Riders Agreements”).

E.                                  Through the RIDERS AGREEMENTS, the Bottler has been expressly authorized by the Company to grant the PRODUCER (i) the rights of production and packaging of the Beverages, and (ii) the rights of use of the Trademarks for the production and packaging of the Beverages and other rights granted under the Riders Agreements, relating to the Beverages, all in accordance with the objectives of the Subscription of Shares Agreement, Association and Other Agreements (“Leão Jr. Subscription Agreement”) intended to regulate the management system of integrated activities related to non-carbonated Beverages of The Coca-Cola System in Brazil.

NOW, THEREFORE, the parties agree to mutually regulate the production and other agreements regarding the Beverages, in accordance with the following clauses:

I.                                            OBJECT OF THE AGREEMENT

1.                           The Bottler with the consent of the Company, hereby completely transfers to the Producer (i) the rights and obligations relating to the production and packaging of the Beverages, and (ii) the rights of use of trademarks for the production and packaging of the Beverages and other rights related to such activities, granted in the terms of the Riders Agreements, for the Beverages, and therefore the Producer is authorized and is committed to the following terms and conditions, to prepare and package the Beverages in containers approved by the Interveners informed in writing periodically, as stipulated in the Bottler Agreements, in relation to the Beverages (hereinafter referred to as the “Approved Containers”), mainly for the purpose of selling such Beverages to the Bottler.

2.                           RECOFARMA will sell and deliver to the Producer the quantities of Beverage Bases periodically requested by the Producer, understanding that the Producer shall request and RECOFARMA shall sell and deliver to the Producer only the quantities of Beverage Bases necessary and sufficient to implement this agreement. In this sense, the Producer covenants and agrees to purchase the Beverage Bases only from RECOFARMA.

3.                           The Producer shall use the Beverage Bases only for the preparation and packaging of the Beverages as provided periodically by the Interveners. The Producer shall be responsible for not selling or reselling the Beverage Bases or allowing them to fall into the hands of third parties without the prior written consent of the Interveners.

4.                           The Interveners shall retain the exclusive and private right to amend the formula, composition or ingredients of the Beverage and Beverage Bases at any time.

II.                                   OBLIGATIONS OF THE PRODUCER RELATIVE TO THE MARKETING, PLANNING AND REPORTING

5.                           The Producer agrees with the Bottler and the Interveners according to the provisions of this instrument, to comply with all the obligations established in the Leão Jr. Subscription Agreement and its additions, in relation to the annual marketing and investment plans, as agreed in this instrument also committing:

(a)                     to make every effort and employ all practicable and approved means to promote, develop and exploit the full potential of the business of preparing, packaging, distributing, marketing and selling the Beverage throughout the Territory by creating, stimulating and expanding continuously the future demand for the Beverage and by satisfying fully and in all respects the current demand therefor;

(b)                     to prepare, package and sell to the Bottler such quantities of the Beverage as shall in all respects satisfy fully every demand for the Beverage within the Territory;

(c)                      to invest all the capital and to obtain and expend all the funds required for the organization, installation, operation, maintenance and replacement of such manufacturing, warehousing, delivery, transportation and others as shall be necessary to implement this Agreement;

(d)                     to provide competent and well-trained management and recruit, train, maintain and direct all personnel required, sufficient in every respect to perform all of the obligations of the Producer under this Agreement;

6.                           The Parties agree that the Producer shall be responsible for the management of the disbursements necessary for the implementation of the Annual Marketing and Investment plans provided for in the Leão Jr. Subscription Agreement, related to the Beverages. To stimulate and sustain the demand for Beverages, the Producer, on his own account, shall expend the funds for advertising, marketing and promotion of the Beverages as defined in the aforementioned Annual Plans, understanding that the Producer shall only use, publish, maintain or distribute advertising, marketing or promotional material related to the Trademarks of the Beverages and beverages approved and authorized in such plans. The Bottler and the Interveners, directly or indirectly, may, from time to time, agree to contribute financially to the Producer’s marketing programs, observing the terms and conditions stipulated in the Annual Plans. The Bottler and the Interveners, directly or indirectly, may also undertake, at their own expense and independently of the Producer, any additional advertising or sales promotion activity.

III.                           OBLIGATIONS OF THE PRODUCER RELATIVE TO THE TRADE MARKS

7.                           The Producer will at all times recognize the validity and ownership of the Trade Marks by the Company and will not at any time put in issue the validity and ownership of the Trade Marks.

8.                           Nothing herein shall give the Producer any interest in the Trade Marks or the goodwill attaching thereto or in any label, design, container or other visual representations thereof, or used in connection therewith; and the Producer acknowledges and agrees that all rights and interests created by that use of Trademarks, labels, designs, packaging or other visual representations will be in the interest of and shall be owned by the Company.

The Company and the Producer agree and understand that under this Agreement, the Producer is granted a simple temporary authorization, not related to any right or participation, and without the payment of any remuneration or royalty fee, to use such Trademarks, labels, designs, packaging and other visual representations thereof, with regard to the preparation and packaging of Beverage in Approved Containers without the payment of any fee; said use to be in such manner and with the result that all goodwill relating to the same shall accrue to the Company as the source and origin of such Beverage, and the Company shall be absolutely entitled to determine in every instance the manner of presentation and such other steps necessary or desirable to secure compliance with this Clause.

IV.                           OBLIGATIONS OF BOTTLER RELATIVE TO THE PREPARATION AND PACKAGING OF THE BEVERAGE

9.                           The Producer shall have priority in the production and packaging of the Beverages, activities which, during the period of validity of this Agreement, may only be developed by the Bottler, by other Bottlers of The “Coca-Cola system” and/or by third parties, provided that the specific rules contained in the Leão Jr. Subscription Agreement are fulfilled.

10.                    The Producer covenants and agrees to use only the Beverage Bases to prepare and package the Beverages, strictly observing and complying with the written instructions given to the Producer, periodically by the Interveners. The Producer further covenants and agrees that, in preparing, packaging, storage and handling the Beverage, the Producer shall at all times conform to the standards, including quality, hygienic, environmental and otherwise, established in writing from time to time by the Company and comply with all applicable legal requirements.

10.1.          The Producer, recognizing the importance of identifying the source of manufacture of the Beverage in the market, agrees to use identification codes on all packaging materials for the Beverage, including Approved Containers. The Producer further agrees to install, maintain and use the necessary machinery and equipment required for the application of such identification codes. The Interveners shall provide the Producer, from time to time, with necessary instructions in writing regarding the forms of the identification codes to be used by the Producer in that connection, and the production and sales records to be maintained by the Producer regarding the Beverage and Approved Containers.

10.2             The producer shall allow the Bottler and the Interveners, their directors, agents or representatives, to enter and inspect, at any time, the facilities, equipment and methods used by the Producer, either directly or possibly in the preparation, packaging, storage and handling of the Beverages to ensure that the Producer complies with the terms of this Agreement. The Producer also agrees to provide the Bottler and the Interveners with all the information regarding the Producer’s compliance with the terms of this Agreement.

10.3             The Producer shall submit to the Interveners, at the expense of the Producer, the samples of the Beverages and materials used in the preparation of the Beverages, in accordance with the instructions that the Interveners may provide in writing from time to time.

11.                    In the packaging and sale of the Beverage, the Producer shall use only such Approved Containers and closures, cases, cartons, labels and other packaging materials approved from time to time by the Interveners, and the Producer shall purchase such items only from manufacturers who have been authorized in writing by the Interveners to manufacture the items to be used in connection with the Trade Marks and the Beverage. The Interveners shall use their best efforts to approve two or more manufacturers of such items.

12.                    The Producer shall inspect Approved Containers and closures, cases, labels and other packaging materials to be used in connection with the Beverage and shall use only those items which the Producer has determined comply with both the standards established by applicable laws in Brazil and the standards and specifications prescribed by the. The Producer shall assume independent responsibility in connection with the use of such Approved Containers, closures, cases, cartons, labels and other packaging materials which the Producer has determined conform to such standards.

13.                    The Producer shall maintain at all times a sufficient stock of Approved Containers, closures, cases, cartons, labels and other packaging materials to satisfy fully the demand for the Beverage in the Territory of the Bottler.

14.                    The Producer recognizes that increases in the demand for the Beverage, as well as changes in the Approved Containers, may from time to time require modifications or other changes in respect of its existing manufacturing equipment and/or containers, or require the purchase of additional manufacturing, packaging, delivery or vending equipment, always in accordance to the annual marketing and investment plans established in the Leão Jr. Subscription Agreement. The Producer agrees to make such modifications to existing equipment and to purchase and install such additional equipment as necessary with sufficient lead time to enable the introduction of new Approved Containers and the preparation and packaging of the Beverage in accordance with the continuing obligations of the Producer to develop, stimulate and satisfy fully every demand for the Beverage in the Territory.

15.                    The Producer shall not use or permit the use of the Approved Containers, closures, cases, labels and other packaging materials referred to in this Agreement for any purpose, except in connection with the Beverage and shall not refill or otherwise reuse any non-refillable Approved Containers that have been previously used.

16.                    The Producer shall be solely responsible in carrying out its obligations herein for compliance with all applicable laws, statutes, regulations, by-laws and other legal requirements issued by government or local authorities and shall inform the Bottler forthwith of any provision thereof which would prevent or limit in any way strict compliance by the Producer with its obligations herein.

17.                    Without limiting the generality of the foregoing, the Producer covenants and agrees to comply at all times with (i) all anti-bribery, environmental, and health and safety laws, regulations and other legal requirements issued by government authorities and applicable in Brazil (ii) the Interveners’ environmental management standards and programs as issued from time to time in writing.

V.                                   DURATION AND TERMINATION OF AGREEMENT

18.                    This Agreement begins on this date and will remain in force as long as the following instruments are in force:

(a) Bottler Agreement celebrated with the Bottler, and

(b) One or more Rider Agreement(s) regarding one or more Beverages listed on Exhibit A.

18.1             (a) Upon termination of any specific Rider Agreement(s) in relation to all Bottlers, this Agreement may be terminated only with respect to the Beverage(s) object of the Rider Agreement(s), remaining in this case valid with respect to the other Beverages, provided that this is expressly foreseen at the time of termination.

18.2             The expiration of all Rider Agreement(s) related to the Beverages held with the Bottler will imply the automatic expiration of this Agreement. Also, the renewal of all Rider Agreement(s) with the Bottler will imply the automatic renewal of this Agreement for the same period of renewal of the Rider Agreement(s).

18.3             This Agreement shall terminate automatically if the association provided for in the Leão Jr. Subscription Agreement and in the other agreements governing the relationship between the Parties and/or those involved in such an association is terminated or withdrawn in connection with all of its Parties and Interveners, with the consequent termination or withdrawal of such instruments.

18.4             The termination or withdrawal of this Agreement, including the repeal of the transfer of the production rights provided for in this Agreement under Clause 2 of the Rider Agreements, shall imply the reintegration, to the Bottler, of the rights and obligations given to the Producers pursuant to this Agreement, except in the case of termination or withdrawal, specifically, of the Bottler Agreement for Coca-Cola signed between TCCC and the Bottler and the Rider Agreement(s).

18.5             The validity of this Agreement remains conditional on the other conditions established in the Leão Jr. Subscription Agreement, accordingly.

VI. GENERAL PROVISIONS

19.                    The Parties and the Interveners acknowledge and agree that, during the validity of this Agreement, the Producer shall have priority in the production and packaging of Beverages, necessary to service the Territory of the Bottler, unless otherwise defined, pursuant to Clause 9 above, and in accordance with the Leão Jr. Subscription Agreement, accordingly. In this case, and under the conditions established in such instruments, the Producer may establish the Toll packing or Co-packing Agreement with the Bottler or with third parties

20.                    Neither of the Parties nor the Interveners shall be liable for failure to perform any of their respective obligations hereunder when such failure is caused by or results from:

(a)                    strike, blacklisting, boycott or sanctions imposed by a sovereign nation or supranational organization of sovereign nations, however incurred; or

(b)                    act of God, force majeure, public enemies, authority of law and/or legislative or administrative measures (including the withdrawal of any government authorization required by any of the parties to carry out the terms of this Agreement), embargo, quarantine, riot, insurrection, a declared or undeclared war, state of war or belligerency or hazard or danger incident thereto; or

(c)                     any other cause whatsoever beyond their respective control.

21.                    The Company reserves the sole and exclusive right to institute any civil, administrative or criminal proceedings or actions, and generally to take or seek any available legal remedy it deems desirable, for the protection of its reputation, Trade Marks, and other intellectual property rights, as well as for the protection of the Beverage Bases and Beverages, and to defend any action affecting these matters. At the request of the Company, the Producer will render assistance in any such action. The Producer shall not have any claim against the Company as a result of such proceedings or action or for any failure to institute or defend such proceedings or action. The Producer shall promptly notify the Company of any litigation or proceedings instituted or threatened affecting these matters. The Producer shall not institute any legal or administrative proceedings against any third party which may affect the interests of the Company without the prior written consent of the Company.

22.                    The Company has the sole and exclusive right and responsibility to initiate and defend all proceedings and actions relating to the Trade Marks. The Company may initiate or defend any such proceedings or actions in its own name or require the Producer to institute or defend such proceedings or actions either in its own name or in the joint names of the Producer and the Company.

23.                    The Producer agrees to consult with the Company on all product liability claims, proceedings or actions brought against the Producer in connection with the Beverage or Approved Containers and to take such action with respect to the defense of any such claim or lawsuit as the Company may reasonably request in order to protect the interests of the Company in the Beverage, the Approved Containers or the goodwill associated with the Trade Marks.

24.                    The Producer shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors and employees from and against all costs, expenses, damages, claims, obligations and liabilities whatsoever arising from facts or circumstances not attributable to the Company including, but not limited to, all costs and expenses incurred in settling or compromising any of the same arising out of the preparation and packaging of the Beverage by the Producer, including, but not limited to, all costs arising out of the acts or defaults, whether negligent or not, of the Producer.

25.                    The Producer covenants and agrees:

(a)                     that it will make no representations or disclosures to public or government authorities or to any other third party, relating to the Beverage Bases or the Beverages without the prior written consent of the Bottler and Interveners;

(b)                     that it will at all times, both during the continuance and after termination of this Agreement, keep strictly confidential all secret and confidential information including, without limiting the generality of the foregoing, mixing instructions and techniques, sales, marketing and distribution information, projects and plans, relating to the subject matter of this Agreement, which the Producer may receive from the Bottler or the Interveners, or in any other manner, and to ensure that such information shall be made known only to those officers, directors and employees bound by reasonable provisions incorporating the secrecy obligations set out in this Clause; and

(c)                      that upon the expiration or earlier termination of this Agreement, the Bottler will forthwith hand over to the Interveners all written or graphic, electromagnetic, computerized, digital or other materials comprising or containing any information subject to the obligation of confidentiality hereunder.

26.                  The Parties and the Interveners recognize that incidents may arise which can threaten the reputation and business of the Producer and/or negatively affect the good name, reputation and image of the Company and the Trade Marks. In order to address such incidents, including but not limited to any questions of quality of the Beverage that may occur, the Producer will designate and organize an incident management team and inform the Interveners of the members of such team. The Producer further agrees to cooperate fully with the Interveners and such third parties as the Interveners may designate and coordinate all efforts to address and resolve any such incident consistent with procedures for crisis management that may be issued to the Producer by the Interveners from time to time.

27.                  In the event of any provisions of this Agreement being or becoming legally ineffective or invalid, the validity or effect of the remaining provisions of this Agreement shall not be affected; provided that the invalidity or ineffectiveness of the said provisions shall not prevent or unduly hamper performance hereunder or prejudice the ownership or validity of the Trade Marks. The right to terminate in accordance with Clause 25(a)(2) is not affected hereby.

28.                  As to all matters and things herein mentioned, this Agreement, as may be amended or supplemented in writing from time to time, shall constitute the only agreement between the Producer, the Bottler and the Interveners. All prior agreements of any kind whatsoever between the parties relating to the subject matter are cancelled hereby, except to the extent that the same may comprise agreements and other documents within the provisions of this Agreement.

29.                  Any waiver or modification of, or alteration or addition to, this Agreement or any of its provisions, shall not be binding upon the Parties or the Interveners unless they are executed by duly authorized representatives of the Parties and the Interveners.

30.                  All written notices given pursuant to this Agreement shall be by fast delivery or courier, hand or registered (air) mail and shall be deemed to be given on the date such notice is dispatched, such hand delivery is affected, or such registered letter is mailed. Such written notices shall be addressed to the last known address of the Party concerned. Each Party shall promptly advise the other Party of any change in its address.

Company:

THE COCA-COLA COMPANY

One Coca-Cola Plaza, N.W.

Atlanta, Georgia 30313

United States of America

Producer:

LEÃO ALIMENTOS E BEBIDAS LTDA.

Rua Paes Leme, 524, 10° andar,

Pinheiros São Paulo - SP

CEP 05424-010

At.: Diretor-Presidente

Bottler:

RIO DE JANEIRO REFRESCOS LTDA.

Rua André Rocha N° 2299, Jacarepaguá

Rio de Janeiro, Brasil

31.                  Failure of the Parties or the Interveners to exercise promptly any right herein granted, or to require strict performance of any obligation undertaken herein by the Party or the Interveners, shall not be deemed to be a waiver of such right or of the right to demand subsequent performance of any and all obligations herein undertaken by the Party or the Interveners.

32.                  The headings herein are solely for the convenience of the parties and shall not affect the interpretation of this Agreement.

33.                  This Agreement will be interpreted, construed and governed in accordance with the laws of Brazil, electing the Parties the central forum of the County of Rio de Janeiro/RJ to settle any disputes arising from this Agreement, expressly resigning to any other, however privileged it may be.

34.                  This Agreement consolidates, repeals and replaces all production agreement individually signed by the Producer, or in conjunction with its predecessors, with the Bottler, and this instrument is the only current document regulating the rights of production resulting from the Rider(s) Agreements signed with the Company in relation to the Beverages.

IN WITNESS WHEREOF, the Company at Atlanta, Georgia, United States of America, and the Producer, the Bottler CCIL and Recofarma in Brazil have caused these documents to be executed in triplicate by the duly authorized person or persons in their behalf on the dates indicated below.

LEÃO ALIMENTOS E BEBIDAS LTDA.	RIO DE JANEIRO REFRESCOS LTDA

Legal Representative	Legal Representative

INTERVENERS	Witnesses

The Coca-Cola Company	Name
Id. No.
Coca-Cola Industrias Ltda.
Name
Recofarma Indústria do Amazonas Ltda.	Id. No.

EXHIBIT A

DEL VALLE

KAPO

POWERADE

POWERADE ZERO

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LEÃO